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                                                                      EXHIBIT A

                                                     Federal Identification

                                                     No. 36-6900462


                        THE COMMONWEALTH OF MASSACHUSETTS

                 Office of the Massachusetts Secretary of State
                         Michael J. Connolly, Secretary
                    One Ashburton Place, Boston, Mass. 02108

                  CERTIFICATE OF VOTE OF TRUSTEES ESTABLISHING
                                PREFERRED SHARES


     I, Weston B. Wetherell, Assistant Secretary, of Van Kampen Merritt Limited Term High Income Trust (the "Fund") located at One Parkview Plaza, Oakbrook Terrace, IL 60181, do hereby certify that at a meeting of the trustees of the Fund held on October 6, 1992, the following vote establishing and designating preferred shares of beneficial interest and determining the relative rights and preferences thereof was duly adopted:

     First: Pursuant to authority expressly vested in the Board of Trustees of the Fund by Article VI of its Declaration of Trust (which, as amended or restated from time to time is, together with this Certificate of Vote, herein called the "Declaration of Trust"), the Board of Trustees hereby authorizes the issuance of 900 shares of its authorized preferred shares of beneficial interest, par value $.01 per share ("Preferred Shares"), liquidation preference of $50,000 per share, designated Auction Preferred Shares ("APS").

     Second: The preferences, voting powers, qualifications, and special or relative rights or privileges

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of the preferred shares of beneficial interest are as follows:

                                   DESIGNATION

     APS: Preferred shares of beneficial interest are hereby designated "Auction Preferred Shares" (hereinafter, "APS"). Each share of APS shall be issued on November 18, 1992; have an Applicable Rate for its Initial Dividend Period (which period shall continue to and including Wednesday, December 16, 1992) equal to 3.40% per annum; have an initial Dividend Payment Date of Thursday, December 17, 1992; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Declaration of Trust applicable to preferred shares of beneficial interest of the Fund, as are set forth in Part I and Part II of this Certificate of Vote. The APS shall constitute a separate series of Preferred Shares and each share of APS shall be identical except as provided in Section 3 of Part I of this Certificate of Vote.

     No holder of APS shall have, solely by reason of being such a holder of APS any right to acquire, purchase or subscribe for any APS, common shares of beneficial interest, par value $.01 per share, of the Fund or other securities of the Fund which it may hereafter issue or sell (whether out of the number of shares authorized by the Declaration of Trust, or out of any shares acquired by the Fund after the issuance thereof, or otherwise).


                                     PART I.

     1.   Number of Shares; Ranking. (a) No fractional APS shall be issued.

          (b) Any APS which at any time have been redeemed or purchased by the Fund shall, after such redemption or purchase, have the status of authorized but unissued Preferred Shares, without designation as to series.

          (c) The APS shall rank on a parity with shares of any other series of Preferred Shares (including any other series of APS) as to the payment of dividends



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and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund.

     2. Dividends. (a) The Holder of any APS shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor, cumulative cash dividends at the Applicable Rate per annum thereof, determined as set forth in paragraph (c) of this Section 2, and no more, payable on the respective dates (each a "Dividend Payment Date") determined as set forth in paragraph (b) of this Section 2. Dividends on any of the APS shall accumulate at the Applicable Rate per annum from the Date of Original Issue thereof.

          (b) (i) Dividends shall be payable subject to subparagraph (b)(ii) of this Section 2, on shares of:

               (A) APS on Thursday, December 17, 1992 and each fourth Thursday thereafter,

provided that if the Fund, subject to the conditions set forth in Section 4 of this Part I, designates any Subsequent Dividend Period as a Special Dividend Period, dividends will be payable: (1) with respect to a Special Dividend Period of less than 35 days, the day after the last day thereof and (2) with respect to a Special Dividend Period of 35 days or more, the first Business Day of each calendar month thereafter provided that, in any calendar month in which an Auction Date is scheduled to occur, dividends shall be payable on the first Business Day next succeeding such Auction Date.

After any Special Dividend Period, dividends on such APS shall be payable, subject to subparagraph (b)(ii) of this Section 2, as provided in Section 2(b)(i)(A) above, subject in each case to the options of the Fund to further designate from time to time any Subsequent Dividend Period of any APS as a Special Dividend Period.

               (ii) In the case of dividends that would otherwise be payable on a Monday, Tuesday, Wednesday, Thursday or Friday as determined by subparagraph
(b) (i) of this Section 2, including clause (1), (2) or (3) of the proviso thereto, if (i) the Monday or


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Tuesday that would otherwise be the Dividend Payment Date is not a Business Day,
then dividends shall be payable on the first Business Day that falls after such Monday or Tuesday, or (ii) the Wednesday, Thursday or Friday that would otherwise be the Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day that falls prior to such Wednesday, Thursday or Friday.

               (iii) The Fund shall pay to the Auction Agent not later than 12:00 noon, New York City time, on the Business Day next preceding each Dividend Payment Date for such APS, an aggregate amount of funds available on the next Business Day in The City of New York, New York, equal to the dividends to be paid to all Holders of such APS on such Dividend Payment Date.

               (iv) All moneys paid to the Auction Agent for the payment of dividends (or for the payment of any late charges pursuant to subparagraph
(c)(i) of this Section 2) shall be held in trust for the payment of such dividends (and any such late charge) by the Auction Agent for the benefit of the Holders specified in subparagraph (b)(v) of this Section 2. Any moneys paid to the Auction Agent in accordance with the foregoing but not applied by the Auction Agent to the payment of dividends (and any late charge) will, to the extent permitted by law, be repaid to the Fund at the end of 90 days from the date on which such moneys were so to have been applied.

               (v) Each dividend on the APS shall be paid on the Dividend Payment Date therefor to the Holders as their names appear on the share books of the Fund on the Business Day next preceding such Dividend Payment Date. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the share books of the Fund on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

          (c) (i) The dividend rate on any APS during the period from and after the Date of Original Issue thereof to and including the last day of the Ini-



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tial Dividend Period therefor shall be equal to the rate per annum set forth with respect to such APS under "Designation," above. For each Subsequent Dividend Period of the APS Outstanding thereafter, the dividend rate on the APS shall be equal to the rate per annum that results from an Auction for such APS on the Auction Date next preceding such Subsequent Dividend Period; provided, however, that if an Auction for any Subsequent Dividend Period of any APS is not held for any reason or if a Failure to Deposit occurs and such failure has not been cured as set forth below prior to any succeeding Subsequent Dividend Period thereof, then, subject to the next succeeding provision, the dividend rate on the APS for any such Subsequent Dividend Period shall be the Maximum Rate (as defined herein) for such APS on the Auction Date for such Subsequent Dividend Period; provided, further, however, that if any Failure to Deposit shall have occurred with respect to the APS during any Rate Period thereof, and prior to 12:00 noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with the next succeeding sentence or the Fund shall not have paid to the Auction Agent a late charge equal to the sum of (1) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the full amount of dividends with respect to any Dividend Period on the APS, an amount computed by multiplying (x) 200% of the "AA" Composite Commercial Paper Rate (or Treasury Rate, if applicable) for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with the next succeeding sentence (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 365, and applying the rate obtained against the aggregate liquidation preference of the Outstanding APS and (2) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the Redemption Price of the APS, if any, for which Notice of Redemption has been given by the Fund pursuant to paragraph (b) of Section 3 of this Part I, an amount computed by multiplying
(x) 200% of the "AA" Composite Commercial Paper Rate (or Treasury Rate, if applicable) for the Rate Period during which such Failure to Deposit occurs on the redemption



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date by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with this paragraph (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 365, and applying the rate obtained against the aggregate liquidation preference of the Outstanding APS to be redeemed, then Auctions will be suspended until the Failure to Deposit is so cured, and the dividend rate for the APS for each Subsequent Dividend Period thereof commencing after such failure to and including the Subsequent Dividend Period, if any, during which such Failure to Deposit is so cured shall be a rate per annum equal to the Maximum Rate on the Auction Date for such Subsequent Dividend Period (but with the prevailing rating for such shares, for purposes of determining such Maximum Rate, being deemed to be "Below "baa3"/BBB") (the rate per annum at which dividends are payable on the APS for any Rate Period for such shares being herein referred to as the "Applicable Rate" for such shares). A Failure to Deposit with respect to the APS shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Fund to make the required payment to the Auction Agent) with respect to any Rate Period if, not later than 12:00 noon, New York City time, on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period, the Fund shall have paid to the Auction Agent
(A) all accumulated and unpaid dividends on the APS and (B) without duplication, the Redemption Price for the APS, if any, for which Notice of Redemption has been given by the Fund pursuant to paragraph (b) of Section 3 of this Part I.

               (ii) The amount of dividends per share payable on the APS on any date on which dividends shall be payable on the APS shall be computed by multiplying the Applicable Rate in effect for such Dividend Period or Dividend Periods or part thereof for which dividends have not been paid by a fraction, the numerator of which shall be the number of days in such Dividend Period or Dividend Periods or part thereof and the denominator of which shall be 365 if such Dividend Period is a Rate Period, or is contained in a Rate Period, of less than one year and 360 for all other Rate Periods, and applying the rate obtained against $50,000.


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          (d)  Any dividend payment made on the APS shall first be credited against the earliest accumulated but unpaid dividends due with respect to such APS.

          (e) Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares ranking, as to the payment of dividends, on a parity with the APS for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the APS through the most recent Dividend Payment Date for such APS. When dividends are not paid in full upon the APS through their most recent respective Dividend Payment Dates or upon the shares of any other class or series of shares ranking on a parity as to the payment of dividends with the APS through their most recent respective dividend payment dates, all dividends declared upon the APS and any other such class or series of shares ranking on a parity as to the payment of dividends with the APS shall be declared pro rata so that the amount of dividends declared per share on the APS and such other class or series of shares shall in all cases bear to each other the same ratio that accumulated dividends per share on the APS and such other class or series of shares bear to each other (for purposes of this sentence, the amount of dividends declared per share shall be based on the Applicable Rate for such shares for the Dividend Periods during which dividends were not paid in full). Holders of the APS shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on the APS. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the APS which may be in arrears, and, except to the extent set forth in subsection (c)(i) of this
Section 2, no additional sum of money shall be payable in respect of any such arrearage.

          (f) The Board of Trustees shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the APS have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the 1940 Act) of at least 200% (or such other asset cover-



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age as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

     3    Redemption. (a) (i) Upon giving a Notice of Redemption, as provided below, the Fund at its option may redeem any APS, in whole or in part, on the Second Business Day next preceding any Dividend Payment Date applicable to those shares of APS called for redemption, out of funds legally available therefor, at the Optional Redemption Price; provided that during a Special Dividend Period of 365 days or more no share of APS will be subject to optional redemption during any Non-Call Period; provided, that the APS may not be redeemed in part if after such partial redemption fewer than 250 shares of such APS remain outstanding.

               (ii) If fewer than all of the outstanding APS are to be redeemed pursuant to subparagraph (a)(i) of this Section 3, the number of APS to be redeemed shall be determined by the Board of Trustees, and such shares shall be redeemed pro rata from the Holders of such APS in proportion to the number of such shares held by such Holders.

               (iii) No APS shall be redeemed pursuant to subparagraphs (a)(i) or (a)(ii) of this Section 3 unless, on the date on which the Fund intends to give notice of such redemption pursuant to paragraph (b) of this Section 3, (a) the Fund has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount (including the applicable premium, if any) due to Holders of the APS by reason of the redemption of such shares on such redemption date and (b) Moody's Eligible Assets (if Moody's is then rating the APS) and S&P Eligible Assets (if S&P is then rating the APS), the Discounted Value of each of which at least equal the APS Basic Maintenance Amount, and would at least equal or be greater than the APS Basic Maintenance Amount immediately subsequent to such redemption, if such redemption were to occur on such date, and on the date of redemption.


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               (iv) Subject to Section 3(g), the Fund shall redeem at the
Mandatory Redemption Price certain of the APS if the Fund fails to maintain the APS Basic Maintenance Amount or 1940 Act APS Asset Coverage in accordance with the requirements of the rating agency or agencies then rating the APS and such failure is not cured on or before the APS Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be. The number of APS to be redeemed shall be equal to the lesser of (i) the minimum number of APS the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all other Preferred Shares subject to redemption or retirement, would result in the satisfaction of the APS Basic Maintenance Amount or the 1940 Act APS Asset Coverage, as the case may be, on such Cure Date (provided that, if there is no such minimum number of APS and other Preferred Shares the redemption of which would have such result, all the APS and Preferred Shares then outstanding shall be redeemed), and (ii) the maximum number of APS, together with all other Preferred Shares subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor. In determining the APS required to be redeemed in accordance with the foregoing, the Fund shall allocate the number required to be redeemed to satisfy the APS Basic Maintenance Amount or the 1940 Act APS Asset Coverage, as the case may be, pro rata among the APS and other Preferred Shares subject to redemption provisions similar to those contained in this subparagraph (a)(iv) of this
Section 3. The Fund shall effect such redemption not earlier than 20 days and not later than 40 days after such Cure Date, except that if the Fund does not have funds legally available for the redemption of all of the required number of APS and other Preferred Shares which are subject to redemption provisions similar to those contained in this subparagraph (a)(iv) of this Section 3 or the Fund otherwise is unable to effect such redemption on or prior to 40 days after such Cure Date, the Fund shall redeem those APS and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the outstanding APS are to be redeemed pursuant to this Section 3(a)(iv), the number of shares of such APS to be redeemed shall be redeemed pro rata from the Holders of such shares in proportion to the number of shares held by such Holders.


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          (b)  The Fund is required to give 30 days' Notice of Redemption.  In the event the Fund obtains appropriate exemptive or no-action relief from the Securities and Exchange Commission, the number of days' notice required for a mandatory redemption may be reduced by the Board of Trustees of the Fund to as few as two Business Days if Moody's and S&P each has agreed in writing that the revised notice provision would not adversely affect its then-current ratings of the APS. The Auction Agent will use its reasonable efforts to provide telephonic notice to each holder of APS called for redemption not later than the close of business on the Business Day on which the Auction Agent determines the shares to be redeemed (as described above) (or, during the occurrence of a Failure to Deposit with respect to such shares, not later than the close of business on the Business Day immediately following the day on which the Auction Agent receives Notice of Redemption from the Fund). Such telephonic notice will be confirmed promptly in writing not later than the close of business on the third Business Day preceding the redemption date by notice sent by the Auction Agent to each holder of record of APS called for redemption, the Broker-Dealers and the Securities Depository. Every Notice of Redemption and other redemption notice with respect to APS will state: (1) the redemption date, (2) the number of APS to be redeemed, (3) the redemption price, (4) that dividends on the APS to be redeemed will cease to accumulate as of such redemption date and (5) the provision of the APS Provisions pursuant to which such shares are being redeemed. No defect in the Notice of Redemption or other redemption notice or in the transmittal or the mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law. If fewer than all the APS held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of APS to be redeemed from such Holder.

          (c) Notwithstanding the provisions of paragraph (a) of this Section 3, if any dividends on the APS are in arrears, no APS shall be redeemed unless all outstanding APS are simultaneously redeemed, and the Fund shall not purchase or otherwise acquire any APS; provided, however, that the foregoing shall not prevent the purchase or acquisition of all outstanding shares of APS pursuant to the successful completion of an otherwise


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lawful purchase or exchange offer made on the same terms to, and accepted by,
Holders of all outstanding APS.

          (d) Upon the deposit of funds sufficient to redeem the APS with the Auction Agent and the giving of Notice of Redemption under Paragraph (b) of this
Section 3, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be outstanding for any purpose, and all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Optional Redemption Price or Mandatory Redemption Price, as the case may be, but without any interest or other additional amount, except as provided in Section 2(c)(i) and in Section
12. Upon surrender in accordance with the Notice of Redemption of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state), the Optional Redemption Price or Mandatory Redemption Price, as the case may be, shall be paid by the Auction Agent to the Holders of the APS subject to redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Fund shall be entitled to receive from the Auction Agent, promptly after the date fixed for redemption, any cash deposited with the Auction Agent in excess of (i) the aggregate Optional Redemption Price of the APS called for redemption on such date and (ii) all other amounts to which Holders of the APS called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of 90 days from such redemption date shall, to the extent permitted by law, be repaid to the Fund, after which time the Holders of the APS so called for redemption may look only to the Fund for payment of the Optional Redemption Price or Mandatory Redemption Price, as the case may be, and all other amounts to which they may be entitled. The Fund shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited.

          (e) To the extent that any redemption for which Notice of Redemption has been given is not made by reason of the absence of legally available funds therefor, such redemption shall be made as soon as practicable



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to the extent such funds become available. Failure to redeem the APS shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Fund shall have failed, for any reason whatsoever, to deposit in trust with the Auction Agent the Redemption Price with respect to any shares for which such Notice of Redemption has been given. Notwithstanding the fact that the Fund may not have redeemed the APS for which a Notice of Redemption has been given, dividends may be declared and paid on the APS and shall include those APS for which a Notice of Redemption has been given.

          (f) All moneys paid to the Auction Agent for payment of the Optional Redemption Price or Mandatory Redemption Price, as the case may be, of the APS called for redemption shall be held in trust by the Auction Agent for the benefit of Holders of shares so to be redeemed.

          (g) In effecting any redemption pursuant to this Section 3, the Fund shall use its best efforts to comply with all applicable procedural conditions precedent to effecting such redemption under the 1940 Act and Massachusetts law, but shall effect no redemption except to the extent permitted by the 1940 Act and Massachusetts law.

          (h) In the case of any redemption pursuant to this Section 3, only whole APS shall be redeemed, and in the event that any provision of the Declaration of Trust would require redemption of a fractional share, the Auction Agent shall be authorized to round up so that only whole shares are redeemed.

     4    Designation of Special Dividend Periods. (a) The Fund, at its option, may designate any succeeding Subsequent Dividend Period of APS as a Special Dividend Period; provided, however, that such designation shall be effective only if (A) notice thereof shall have been given in accordance with paragraph
(b) and clause (i) of paragraph (c) of this Section 4, (B) any Failure to Deposit that shall have occurred with respect to such APS, any Dividend Period shall have been cured in accordance with the provisions of the third sentence of paragraph (c)(i) of Section 2 of this Part I, (C) Sufficient Clearing Bids (as defined in Section 1 of Part II hereof)



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for such APS shall have existed in an Auction held on the Auction Date immediately preceding the first day of such proposed Special Dividend Period,
(D) if any Notice of Redemption shall have been mailed by the Fund pursuant to paragraph (b) of Section 3 of this Part I with respect to any APS, the Redemption Price with respect to any APS shall have been deposited with the Auction Agent and (E) in the event the Fund wishes to designate any succeeding Subsequent Dividend Period for such APS as a Special Dividend Period consisting of more than 28 Rate Period Days, the Fund has received written confirmation from S&P (if S&P is then rating the APS) and Moody's (if Moody's is then rating the APS) that such designation would not affect the rating then assigned by S&P and Moody's to such APS.

          (b) If the Fund proposes to designate any succeeding Subsequent Dividend Period of the APS as a Special Dividend Period of more than 28 Rate Period Days pursuant to paragraph (a) of this Section 4, not less than 20 nor more than 30 days prior to the date the Fund proposes to designate as the first day of such Special Dividend Period (which shall be such day that would otherwise be the first day of a Minimum Dividend Period), notice shall be (i) published or caused to be published by the Fund in a newspaper of general circulation to the financial community in The City of New York, New York, which carries financial news, and (ii) communicated by the Fund by telephonic or other means to the Auction Agent and confirmed in writing promptly thereafter. Each such notice shall state (A) that the Fund may exercise its option to designate a succeeding Subsequent Dividend Period of such APS as a Special Dividend Period, specifying the first day thereof and (B) that the Fund will by 11:00 a.m., New York City time, on the second Business Day next preceding such date notify the Auction Agent of either (x) its determination, subject to certain conditions, to exercise such option, in which case the Fund shall specify the Special Dividend Period designated and the terms of the Specific Redemption Provisions, if any, or (y) its determination not to exercise such option.

          (c) No later than 11:00 a.m., New York City time, on the second Business Day next preceding the first day of any proposed Special Dividend Period the Fund shall deliver to the Auction Agent either:




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               (i)  a notice stating (A) that the Fund has determined to
designate the next succeeding Rate Period of such APS as a Special Dividend Period, specifying the same and the first day thereof, (B) the Auction Date immediately prior to the first day of such Special Dividend Period, (C) the terms of the Specific Redemption Provisions, if any, for such APS, (D) that such Special Dividend Period shall not commence if (1) on such Auction Date Sufficient Clearing Bids for such APS shall not exist (in which case the succeeding Rate Period shall be a Minimum Dividend Period) or (2) a Failure to Deposit shall have occurred prior to the first day of such Special Dividend Period with respect to such APS and (E) the scheduled Dividend Payment Dates for such APS during such Special Dividend Period; provided that, if such Special Dividend Period consists of more than 28 Rate Period Days, such notice will be accompanied by an APS Basic Maintenance Report showing that, as of the third Business Day next preceding such proposed Special Dividend Period, (1) Moody's Eligible Assets (if Moody's is then rating such APS) and (2) S&P Eligible Assets (if S&P is then rating such APS), the Discounted Value of which at least equals or is greater than the APS Basic Maintenance Amount as of such Business Day (assuming for purposes of the foregoing calculation that the Maximum Rate is the Maximum Rate on such Business Day as if such Business Day were the Auction Date for the proposed Special Dividend Period); or

               (ii) a notice stating that the Fund has determined not to exercise its option to designate a Special Dividend Period for such APS and that the next succeeding Rate Period of such APS shall be a Minimum Dividend Period.

If the Fund fails to deliver either such notice with respect to any designation of any proposed Special Dividend Period to the Auction Agent by 11:00 a.m., New York City time, on the second Business Day next preceding the first day of such proposed Special Dividend Period, the Fund shall be deemed to have delivered a notice to the Auction Agent with respect to such Special Dividend Period to the effect set forth in clause (ii) of the preceding sentence.

     5    Voting Rights. (a) Except as otherwise provided in the Declaration of
Trust or as otherwise re-


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
quired by law, (i) each Holder of APS shall be entitled to one vote for each of the APS held on each matter submitted to a vote of shareholders of the Fund, and
(ii) the holders of outstanding Preferred Shares, including APS, and of Common Shares shall vote together as a single class; provided that, at a meeting of the shareholders of the Fund held for the election of the trustees, the holders of outstanding Preferred Shares, including APS, represented in person or by proxy at said meeting, shall elect two trustees of the Fund, each Preferred Share, including each of the APS, entitling the holder thereof to one vote. Subject to paragraph (b) of this Section 5, the holders of outstanding Common Shares shall elect the balance of the trustees.

          (b) During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of Preferred Shares, including APS, would constitute a majority of the Board of Trustees as so increased by such smallest number, and the holders of Preferred Shares, including APS, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and class of capital shares of the Fund), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

               (i) if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on any outstanding APS equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

               (ii) if at any time holders of any other Preferred Shares are entitled under the 1940 Act to elect a majority of the trustees of the Fund.

Upon the termination of a Voting Period, the voting rights described in this paragraph (b) of Section 5 shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in this paragraph (b) of Section 5.

          (c) (i) As soon as practicable after the accrual of any right of the holders of Preferred Shares to elect additional trustees as described in paragraph (b) of this Section 5, the Fund shall notify the Auction Agent and the Auction Agent shall call a special meeting of such holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Fund fails to send such notice to the Auction Agent or if the Auction Agent does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of Preferred Shares held during a Voting Period at which trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of capital shares of the Fund), shall be entitled to elect the number of trustees prescribed in paragraph (b) of this Section 5 on a one-vote-per-share basis.

               (ii) For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Certificate of Vote, by the other provisions of the Declaration of Trust, by statute or otherwise, no Holder shall be entitled to vote and no APS shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the Redemption Price for the redemption of such shares has been deposited in trust with the Auction Agent for that purpose and the requisite Notice of Redemption with respect to such shares shall have been given as provided in Section 3 of this Part I. None of the APS held by the Fund or any affiliate of the Fund shall have any voting rights or be deemed to be outstanding for voting or other purposes.

               (iii) The terms of office of all persons who are Trustees of the Fund at the time of a special meeting of Holders and holders of other Preferred Shares to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent trustees elected by the Holders and such other holders of Preferred Shares and the remaining incumbent trustees elected by the holders of the Common Shares, shall constitute the duly elected trustees of the Fund.

               (iv) Simultaneously with the termination of a Voting Period, the terms of office of the additional trustees elected by the Holders and holders of other Preferred Shares pursuant to paragraph (b) of this Section 5 shall terminate, the remaining trustees shall constitute the trustees of the Fund and the voting rights of the Holders and such other holders to elect additional trustees pursuant to paragraph (b) of this Section 5 shall cease, subject to the provisions of the last sentence of paragraph (b) of this Section 5.

          (d) (i) So long as any of the APS are Outstanding, the Fund shall not, without the affirmative vote of the Holders of the outstanding APS determined with reference to a "majority of outstanding voting securities" as that term is defined in Section 2(a)(42) of the 1940 Act (voting separately as one class): (a) authorize, create or issue any class or series of shares of beneficial interest ranking prior to or on a parity with the APS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, or increase the authorized amount of any APS (except that, notwithstanding the foregoing, but subject to the provisions of Section 13, the Board of Trustees, without the vote or consent of the Holders of APS, may from time to time authorize and create, and the Fund may from time to time issue, classes or series of Preferred Shares, including APS, ranking on a parity with the APS with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, subject to continuing compliance by the Fund with 1940 Act APS Asset Coverage and APS Basic Maintenance Amount requirements, provided that the Fund obtains written confirmation from Moody's (if Moody's is then rating APS) and S&P (if S&P is then rating APS) that the issuance of such class or series would not impair the rating then assigned by such rating agency to the APS), (b) amend, alter or repeal the provisions of the Declaration of Trust, including this Certificate of Vote, whether by merger, consolidation or otherwise, so as to affect any preference, right or power of such APS or the Holders thereof; provided that (i) none of the actions permitted by the exception to (a) above will be deemed to affect such preferences, rights or powers and (ii) the authorization, creation and issuance of classes or series of shares ranking junior to the APS with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, will be deemed to affect such preferences, rights or powers only if Moody's or S&P is then rating the APS and such issuance would, at the time thereof, cause the Fund not to satisfy the 1940 Act APS Asset Coverage or the APS Basic Maintenance Amount, or (c) file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Fund is solvent and does not foresee becoming insolvent.

               (ii) The Board of Trustees, without the vote or consent of the Holders of APS, may from time to time amend, alter or repeal any or all of the definitions of the terms listed below, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of the APS or the Holders thereof, provided the Board of Trustees receives written confirmation from Moody's (such confirmation being required to be obtained only in the event Moody's is rating the APS and in no event being required to be obtained in the case of the definitions of Deposit Securities, Discounted Value and Receivables for portfolio Securities Sold as such terms apply to S&P Eligible Assets, Dividend Coverage Amount, Dividend Coverage Assets, Minimum Liquidity Level, S&P Discount Factor, S&P Eligible Assets, S&P Exposure Period and Valuation Date as such term applies to the definitions of Dividend Coverage Amount, Dividend Coverage Assets and Minimum Liquidity Level) and S&P (such confirmation being required to be obtained only in the event S&P is rating the APS and in no event being required to be obtained in the case of the definitions of Discounted Value and Receiv-ables for portfolio Securities Sold as such terms apply to Moody's Eligible Assets, Moody's Discount Factor, Moody's Eligible Asset and Moody's Exposure Period) that any such amendment, alteration or repeal would not impair the ratings then assigned by Moody's or S&P, as the case may be, to the APS (provided that, with respect to the Maximum Rate, such amendment or alteration shall not, in any event, cause the Maximum Rate to fall below the Maximum Rate that would have resulted absent such amendment or alteration):

APS Basic
               Maintenance Amount
            APS Basic
               Maintenance Cure Date
            APS Basic
               Maintenance Report
            Deposit Securities
            Discounted Value
            Dividend Coverage Amount
            Dividend Coverage Assets
            Market Value
            Maximum Rate
            Minimum Liquidity Level
            Moody's Discount Factor
            Moody's Eligible Asset
            Moody's Exposure Period
            1940 Act Cure Date
            1940 Act APS
               Asset Coverage
            Quarterly Valuation Date
            S&P Discount Factor
            S&P Eligible Asset
            S&P Exposure Period
            Valuation Date


          (e) Unless otherwise required by law, the Holders of the APS shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. The Holders of the APS shall have no preemptive rights or rights to cumulative voting. In the event that the Fund fails to pay any dividends on the APS, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this Section 5.

          (f) Unless a higher percentage is provided for in the Declaration of Trust, the affirmative vote of the Holders of a majority of the outstanding APS, voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares or any action requiring a vote of security holders of the Fund under
Section 13(a) of the 1940 Act. In the event a vote of Holders of APS is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Fund shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Moody's (if Moody's is then rating the APS) and S&P (if S&P is then rating the APS) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken. In addition, the Fund shall notify Moody's (if Moody's is then rating the APS) and S&P (if S&P is then rating the APS) of the results of any vote described in the proceeding sentence.

          (g) Right to Vote with Respect to Certain Other Matters. The affirmative vote of the holders of a majority (unless a higher percentage vote is required under the Declaration of Trust or under this Certificate of Vote) of the outstanding APS, each voting as a separate class, is required with respect to any matter that materially affects the APS in a manner different from that of other series of classes of the Fund's shares, including without limitation any proposal to do the following: (1) increase or decrease the aggregate number of authorized APS; (2) effect an exchange, reclassification, or cancellation of all or part of the APS; (3) effect an exchange, or create a right of exchange, of all or any part of the APS; (4) change the rights or preferences of the APS; (5) change the APS, whether with or without par value, into the same or a different number of shares, either with or without par value, of the same or another class or series; (6) create a new class or series of shares having rights and preferences prior and superior to the APS, or increase the rights and preferences or the number of authorized shares of a series having rights and preferences prior or superior to the shares of the series; or (7) cancel or otherwise affect distributions on the APS that have accrued but have not been declared. To the extent that the interests of a the APS affected by a matter are substantially identical to the interests of another series of Preferred Shares affected by such matter (e.g., a vote of shareholders required under Section 13(a) of the 1940
Act), each such series shall vote together collectively as one class. The vote of holders of APS described above will in each case be in addition to a separate vote of the requisite percentage of Common Shares and APS necessary to authorize the action in question.

     6    Liquidation Rights. (a) Upon the dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, the Holders of the APS then outstanding shall be entitled to receive and to be paid out of the assets of the Fund available for distribution to its shareholders, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Fund ranking junior to the APS upon dissolution, liquidation or winding up, an amount equal to the liquidation preference with respect to such shares. The liquidation preference for the APS shall be $50,000 per share, plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to the date of final distribution in same-day funds, together with any payments required to be made pursuant to Section 12 in connection with the liquidation of the Fund.

          (b) Neither the sale of all or substantially all the property or business of the Fund, nor the merger or consolidation of the Fund into or with any other corporation nor the merger or consolidation of any other corporation into or with the Fund shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section 6.

          (c) After the payment to the Holders of the APS of the full preferential amounts provided for in this Section 6, the Holders of the APS as such shall have no right or claim to any of the remaining assets of the Fund.

          (d) In the event the assets of the Fund available for distribution to the Holders of the APS upon any dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph
(a) of this Section 6, no such distribution shall be made on account of any shares of any other class or series of Preferred Shares ranking on a parity with the APS with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the APS, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

          (e) Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the APS with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, after payment shall have been made in full to the Holders of the APS as provided in paragraph (a) of this Section 6, but not prior thereto, any other series or class or classes of shares ranking junior to the APS with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the APS shall not be entitled to share therein.

     7    Auction Agent. For so long as any of the APS is outstanding, the
Auction Agent, duly appointed by the Fund to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the Fund and its affiliates (which, however, may engage or have engaged in business transactions with the Fund or its affiliates) and at no time shall the Fund or any of its affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that any of the APS is outstanding, the Board of Trustees shall use its best efforts promptly thereafter to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent.

     8    1940 Act APS Asset Coverage. The Fund shall maintain, as of the last
Business Day of each month in which any of the APS is outstanding, the 1940 Act APS Asset Coverage.

     9    APS Basic Maintenance Amount. (a) So long as APS are Outstanding, the
Fund shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, (i) S&P Eligible Assets having an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount (if S&P is then rating the APS) and (ii) Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount (if Moody's is then rating the APS). In managing the Fund's portfolio, the Adviser will not alter the composition of the Fund's portfolio if, in the reasonable belief of the Adviser, the effect of any such alteration would be to cause the Fund to have Eligible Assets with an aggregate Discounted Value, as of the immediately preceding Valuation Date, less than the APS Basic Maintenance Amount as of such Valuation Date; provided, however, that in the event that, as of the immediately preceding Valuation Date, the aggregate Discounted Value of the Fund's Eligible Assets exceeded the APS Basic Maintenance Amount by twenty-five percent (five percent if the Valuation Date is every Business Day) or less, the Adviser will not alter the composition of the Fund's portfolio in a manner reasonably expected to reduce the aggregate Discounted Value of the Fund's Eligible Assets unless the Corporation shall have confirmed that, after giving effect to such alteration, the aggregate Discounted Value of the Fund's Eligible Assets would exceed the APS Basic Maintenance Amount.

          (b) On or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Fund fails to satisfy the APS Basic Maintenance Amount, and on the third Business Day after the APS Basic Maintenance Cure Date with respect to such Valuation Date, the Fund shall complete and deliver to S&P (if S&P is then rating the APS), Moody's (if Moody's is then rating the APS) and the Auction Agent (if either S&P or Moody's is then rating the APS) an APS Basic Maintenance Report as of the date of such failure or such APS Basic Maintenance Cure Date, as the case may be, which will be deemed to have been delivered to the Auction Agent if the Auction Agent receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Fund mails to the Auction Agent for delivery on the next Business Day the full APS Basic Maintenance Report. The Fund will also deliver an APS Basic Maintenance Report to

Moody's and S&P on any Valuation Date that (i) the Discounted Value of Moody's Eligible Assets and S&P Eligible Assets is greater than the APS Basic Maintenance Amount by 25% (5% if the Valuation Date is every Business Day) or less or (ii) on any date which the Fund redeems Common Shares. A failure by the Fund to deliver an APS Basic Maintenance Report under subparagraph (b) of this
Section 9 shall be deemed to be delivery of an APS Basic Maintenance Report indicating the Discounted Value for all assets of the Fund is less than the APS Basic Maintenance Amount, as of the relevant Valuation Date.

          (c) Within ten Business Days after the date of delivery of an APS Basic Maintenance Report in accordance with paragraph (b) of this Section 9 relating to a Quarterly Valuation Date, the Fund shall cause the Independent Accountant to confirm in writing to S&P (if S&P is then rating the APS), Moody's (if Moody's is then rating the APS) and the Auction Agent (if either S&P or Moody's is then rating the APS) (i) the mathematical accuracy of the calculations reflected in such Report (and in any other APS Basic Maintenance Report, randomly selected by the Independent Accountant, that was delivered by the Fund during the quarter ending on such Quarterly Valuation Date) and (ii) that, in such Report (and in such randomly selected Report), the Fund determined in accordance with this Certificate of Vote whether the Fund had, at such Quarterly Valuation Date (and at the Valuation Date addressed in such randomly-selected Report), S&P Eligible Assets (if S&P is then rating the APS) of an aggregate Discounted Value at least equal to the APS Basic Maintenance Amount and Moody's Eligible Assets (if Moody's is then rating the APS) of an aggregate Discounted Value at least equal to the APS Basic Maintenance Amount (such confirmation being herein called the "Accountant's Confirmation").

          (d) Within ten Business Days after the date of delivery of an APS Basic Maintenance Report in accordance with paragraph (b) of this Section 9 relating to any Valuation Date on which the Fund failed to satisfy the APS Basic Maintenance Amount, and relating to the APS Basic Maintenance Cure Date with respect to such failure to satisfy the APS Basic Maintenance Amount, the Fund shall cause the Independent Accountant to provide to S&P (if S&P is then rating the APS), Moody's (if Moody's is then rating the APS) and the Auction Agent (if either S&P or Moody's is then rating the APS) an Accountant's Confirmation as to such APS Basic Maintenance Report.

          (e) If any Accountant's Confirmation delivered pursuant to subparagraph (c) or (d) of this Section 9 shows that an error was made in the APS Basic Maintenance Report for a particular Valuation Date for which such Accountant's Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all S&P Eligible Assets (if S&P is then rating the APS) or Moody's Eligible Assets (if Moody's is then rating the APS), as the case may be, of the Fund was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Fund, and the Fund shall accordingly amend and deliver the APS Basic Maintenance Report to S&P (if S&P is then rating the APS), Moody's (if Moody's is then rating the APS) and the Auction Agent (if either S&P or Moody's is then rating the APS) promptly following receipt by the Fund of such Accountant's Confirmation.

          (f) On or before 5:00 p.m., New York City time, on the first Business Day after the Date of Original Issue of the APS, the Fund shall complete and deliver to S&P (if S&P is then rating the APS) and to Moody's (if Moody's is then rating the APS), an APS Basic Maintenance Report as of the close of business on such Date of Original Issue. Within five Business Days of such Date of Original Issue, the Fund shall cause the Independent Accountant to confirm in writing to S&P (if S&P is then rating the APS) and to Moody's (if Moody's is then rating the APS) (i) the mathematical accuracy of the calculations reflected in such Report and (ii) that the amount of S&P Eligible Assets or Moody's Eligible Assets, as the case may be, reflected thereon equals or exceeds the APS Basic Maintenance Amount reflected thereon.

     10. Minimum Liquidity Level. So long as S&P is rating the APS, the Fund shall have, as of each Valuation Date, Dividend Coverage Assets, with respect to each then Outstanding APS, having a value not less than the Dividend Coverage Amount with respect to such share (the "Minimum Liquidity Level"). If, as of each Valuation Date, the Fund does not have the required Dividend Coverage Assets, the Fund shall, as soon as practicable, adjust its portfolio in order to meet the Minimum Liquid-ity Level, but only so long as S&P is rating the APS. So long as S&P is rating the APS, the Fund shall notify S&P on any Valuation Date which the Fund does not have the required Dividend Coverage Assets and does not adjust its portfolio as described in the immediately preceding sentence.

     11. Restrictions on Certain Distributions. For so long as any of the APS is Outstanding, and except as set forth in Sections 2(e) and 6(d) of this Part I, (A) the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Fund ranking junior to or on a parity with the APS as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to the APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Fund ranking junior to or on a parity with APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (i) full cumulative dividends on the APS through its most recently ended Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent and (ii) the Fund has redeemed the full number of APS required to be redeemed by any provision for mandatory redemption pertaining thereto, and (B) if either Moody's or S&P is rating the APS, the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Shares or any other shares of the Fund ranking junior to the APS as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to the APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction the Discounted Value of Moody's Eligible Assets and S&P Eligible Assets would each at least equal the APS Basic Maintenance Amount.

     12.  [RESERVED]

     13. Certain Other Restrictions. (a) For so long as any of the APS is outstanding and Moody's is then rating such shares, the Fund will not, unless it has received written confirmation from Moody's that any such action would not impair the ratings then assigned by Moody's to the APS, engage in any one or more of the following transactions:

               (i transactions in options on securities, futures contracts or options on futures contracts except that in connection with Moody's Hedging
Transactions: (A) the Fund may buy call or put option contracts on securities;
(B) the Fund may write covered call options on securities and may write calls which cross-hedge only if (x) the Fund holds the security which the call cross-hedges, (y) both the deliverable security underlying the call and the Fund's asset being hedged are GNMA, FNMA, or FHLMC mortgage pass-through certificates, excluding any interest-only or principal-only strips, and (z) both the deliverable security and the hedged asset have similar duration and interest rates; (C) the Fund may write put options on securities; (D) the Fund may enter into futures contracts on Treasury Bonds provided that the Fund shall not engage in any such transaction which would cause the Fund at the time of such transaction to own or have sold (1) outstanding futures contracts based on Treasury Bonds and options on such futures contracts having an aggregate fair market value exceeding 70% of the aggregate fair market value of the preferred stock portion of Moody's Eligible Assets owned by the Fund and rated "aaa," "aa," and "a" by Moody's

(or, if not rated by Moody's but rated by S&P, rated AAA by S&P) or (2) outstanding futures contracts based on Treasury Bonds and options on such futures contracts having an aggregate fair market value exceeding 65% of the aggregate fair market value of the preferred stock portion of Moody's Eligible Assets owned by the Fund and rated "baa" by Moody's (or, if not rated by Moody's but rated by S&P, rated A or AA by S&P); for purposes of the foregoing clause
(D), the Fund shall be deemed to own the number of futures contracts that underlie any outstanding option written by the Fund; and (E) the Fund may buy call or put options on futures contracts or Treasury Bonds, may write put options on such futures contracts (provided, that if the contract would require delivery of a security, that security must be held by the Fund) and may write call options on such futures if it owns the futures contract subject to the option. For so long as the APS are rated by Moody's, the Fund will engage in a Closing Transaction to close out any outstanding futures contract by no later than the fifth Business Day of the month in which such contract expires and will engage in a Closing Transaction to close out any outstanding option on a futures contract by no later than the first Business Day of the month in which such option expires. The Fund may hedge only Moody's Eligible Assets. For so long as the APS are rated by Moody's, the Fund will engage in transactions with respect to futures contracts or options thereon having only the next settlement date or the settlement date immediately thereafter. For purposes of valuation of Moody's Eligible Assets: (A) if the Fund writes a call option, the underlying asset will be valued as follows: (1) if the option is exchange-traded and may be offset readily or if the option expires before the earliest possible redemption of the APS, at the lower of the Discounted Value of the underlying security of the option and the exercise price of the option or (2) otherwise, it has no value;
(B) if the Fund writes a put option, the underlying asset will be valued as follows: the lesser of (1) exercise price and (2) the Discounted Value of the underlying security; (C) if the Fund is a seller under a futures contract, the underlying security will be valued at the lower of (1) settlement price and (2) the Discounted Value of the underlying security; if a contract matures within the Moody's Exposure Period, the security may be valued at the settlement price;
(D) if the Fund is the buyer under a futures contract, the underlying security will be valued at the lower of (1) the settlement price and (2) the Discounted Value of the underlying security; if the contract matures within the Moody's Exposure Period, the security may be valued at its Discounted Value and (E) call or put option contracts which the Fund buys have no value. For so long as APS are rated by Moody's: (A) the Fund will not engage in options and futures transactions for leveraging or speculative purposes; (B) the Fund will not write or sell any anticipatory contracts pursuant to which the Fund hedges the anticipated purchase of an asset prior to completion of such purchase; (C) the Fund will not enter into an option or futures transaction unless, after giving effect thereto, the Fund would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount; (D) the Fund will not enter into an option or futures transaction unless after giving effect to such transaction the Fund would continue to be in compliance with the provisions relating to the APS Basic Maintenance Amount; (E) for purposes of the APS Basic Maintenance Amount (1) assets in margin accounts are not Moody's Eligible Assets, (2) 10% of the settlement price of assets sold under a futures contract, the settlement price of assets purchased under a futures contract, the settlement price of an underlying futures contract if the Fund writes put options on futures contracts will constitute liabilities of the Fund, (3) 25% of the exercise price of a written call option involving a cross hedge will constitute liabilities of the Fund and (4) if the Fund writes call options on futures contracts and does not own the underlying futures contract, 105% of the Market Value of the underlying futures contract will constitute a liability of the Fund; (F) the Fund shall enter into only exchange-traded futures where the exchange takes the opposite side of the contract and shall write only exchange-traded options on exchanges approved by Moody's; (G) where delivery may be made to the Fund with any of a class of securities, the Fund shall assume for purposes of the APS Basic Maintenance Amount that it takes delivery of that security which yields it the least value; (H) the Fund will not engage in forward contracts; (I) the Fund will enter into futures contracts as seller only if it owns the underlying security; and (J) there shall be a quarterly audit made of the Fund's futures and options transactions by the Fund's independent accountants to confirm that the Fund is in compliance with these standards; or

               (ii incur any indebtedness, without prior written approval of Moody's that such indebtedness would not adversely affect the then current rating by Moody's of the APS except that the Fund may, without obtaining the written confirmation described above, incur indebtedness for the purpose of clearing securities transactions if the Discounted Value of Moody's Eligible Assets equals or exceeds the APS Basic Maintenance Amount would continue to be satisfied after giving effect to such indebtedness; provided, however, that any such indebtedness shall be repaid within 60 days and will not be extended or renewed; or

               (iii issue any class or series of shares ranking prior to or on a parity with the APS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Fund, or reissue any APS previously purchased or redeemed by the Fund; or

               (iv  lend portfolio securities; or

          (b) For so long as any of the APS is Outstanding and S&P is rating such shares, the Fund will not, unless the Fund has received written confirmation from S&P that any such action would not impair the rating then assigned by such rating agency to the APS, engage in any one or more of the following transactions:

               (i   transactions in any reverse repurchase agreements; or

               (ii  lend portfolio securities; or

               (iii borrow money, except that the Fund may, without obtaining the written confirmation described above, borrow money for the purposes of clearing securities transactions if the Discounted Value of S&P Eligible Assets equals or exceeds the APS Basic Maintenance Amount after giving effect to such borrowing; or

               (iv issue any class or series of shares ranking prior to or on a parity with the APS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Fund, or reissue any APS previously purchased or redeemed by the Fund, or merge or consolidate with any corporation; or

               (v   engage in repurchase agreement transactions in which the
term of such repurchase obligation is longer than 90 days, in which the underlying security is a security other than United States Treasury securities (not inclusive of zero-coupon securities), demand deposits, certificates of deposits or bankers acceptance in which the counter-party or its affiliates have securities rated A1+ by S&P with respect to such underlying security; or

               (vi  engage in short sale transactions; or

               (vii purchase or sell futures contracts or options thereon or write unsecured put or uncovered call options on portfolio securities except that (i) the Fund may engage in S&P Hedging Transactions based on Treasury Bonds, provided that the Fund shall not engage in any S&P Hedging Transaction based on Treasury Bonds (other than Closing Transactions) which would cause the Fund at the time of such transaction to own or have sold the lesser of (1) outstanding futures contracts based on Treasury Bonds exceeding in number 25% of the quotient of the fair market value of the Fund's total assets divided by 100,000 or (2) outstanding futures contracts based on Treasury Bonds exceeding in number 10% of the average number of daily traded futures contracts based on Treasury Bonds in the month prior to the time of effecting such transaction as reported by The Wall Street Journal. For so long as the APS are rated by S&P, the Fund will engage in Closing Transactions to close out any outstanding futures contracts which the Fund owns or has sold or any outstanding option thereon owned by the Fund in the event (A) the Fund does not have S&P Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount on two consecutive Valuation Dates and (B) the Fund is required to pay Variation Margin on the second such Valuation Date. For so long as the APS are rated by S&P, the Fund will engage in a Closing Transaction to close out any outstanding futures contract or option thereon in the month prior to the delivery month under the terms of such futures contract or option thereon unless the Fund holds securities deliverable under such terms. For purposes of determining S&P Eligible Assets to determine compliance with the APS Basic Maintenance Amount, no amounts on deposit with the Fund's custodian or broker representing Initial Margin or Variation Margin shall constitute S&P Eligible Assets. For so long as the APS are rated by S&P, when the Fund writes a futures contract or option thereon, it will maintain an amount of cash, cash equivalents or short-term, money market securities in a segregated account with the Fund's custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of the Fund's broker equals the fair market value of the futures contract, except that in the event the Fund writes a futures contract or option thereon which requires delivery of an underlying security, the Fund shall hold such underlying security. For so long as the APS are rated by S&P, if the Fund engages in S&P hedging transactions the Valuation Date shall mean every Business Day.

     14. Notice. All notices or communications, unless otherwise specified in the By-Laws of the Fund or this Certificate of Vote, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.

     15. Definitions. As used in Parts I and II hereof, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          (a) "'AA' Composite Commercial Paper Rate," on any date for any Rate Period, shall mean (i) (A) in the case of any Minimum Dividend Period or any Rate Period between 7 and 28 Rate Period Days, the interest equivalent of the 30-day rate; provided, however, in the case of any Minimum Dividend Period of 7 days or any Rate Period with 7 Rate Period Days and if the "AA" Composite Commercial Paper Rate is being used to determine the Applicable Rate when all of the Outstanding APS are subject to Submitted Hold Orders, then the interest equivalent of the 7-day rate, and (B) in the case of any Rate Period with more than 28 Rate Period Days, the interest equivalent of the 180-day rate, on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or the equivalent of such rating by S&P or another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date; or (ii) in the event that the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day next preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Fund to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Fund does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given days' maturity shall be equal to the quotient (rounded upwards to the next higher one-thousandth (.001) of 1%) of (A) the discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360.

          (b) "Accountant's Confirmation" shall have the meaning set forth in paragraph (c) of Section 9 of this Part I.

          (c)  [RESERVED]

          (d)  [RESERVED]

          (e) "Applicable Rate" shall have the meaning specified in subparagraph (c)(i) of Section 2 of this Part I.

          (f) "APS Basic Maintenance Amount," as of any Valuation Date, shall mean the dollar amount equal to (i) the sum of (A) the product of the number of APS Outstanding on such date multiplied by $50,000; (B) the aggregate amount of dividends that will have accumulated at the Applicable Rate (whether or not earned or declared) to (but not including) the first Dividend Payment Date for the APS Outstanding that follows such Valuation Date; (C) the amount equal to the Projected Dividend Amount (based on the number of APS Outstanding on such date); (D) the amount of anticipated expenses of the Fund for the 90 days subsequent to such Valuation Date; (E) the amount of any premium payable pursuant to a Premium Call Period; and (F) any current liabilities as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(E) (including, without limitation, any amounts described in Section 13 of Part I as required to be treated as liabilities in connection with the Fund's transactions in futures and options and including any payables for portfolio securities purchased as of such Valuation Date) less (ii) either (A) the face value of any of the Fund's assets irrevocably deposited by the Fund for the payment of any of
(i)(A) through (i)(F), if such assets mature prior to or on the date of payment of the liability for which such assets are deposited and are either securities issued or guaranteed by the United States Government or have a rating assigned by Moody's of P-1, VMIG-1 or MIG-1 (or, with respect to S&P, SP-1+ or A-1+) or
(B) otherwise, the Discounted Value of such assets. For purposes of the APS Basic Maintenance Amount in connection with S&P's ratings of the APS, with respect to any transactions by the Fund in futures contracts, the Fund shall include as liabilities 25% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on Treasury Bonds which contracts are owned by the Fund. For purposes of the APS Basic Maintenance Amount in connection with Moody's rating of the APS, with respect to any transactions by the Fund in securities options, the Fund shall include as liabilities (i) 10% of the exercise price of a call option written by the Fund and (ii) the exercise price of any written put option.

          (g) "APS Basic Maintenance Cure Date," with respect to the failure by the Fund to satisfy the APS Basic Maintenance Amount (as required by paragraph (a) of Section 9 of this Part I) as of a given Valuation

Date, shall mean the third Business Day following such Valuation Date.

          (h) "APS Basic Maintenance Report" shall mean a report signed by the President, Treasurer or any Senior Vice President or Vice President of the Fund which sets forth, as of the related Valuation Date, the assets of the Fund, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the APS Basic Maintenance Amount.

          (i) "Auction" shall mean each periodic implementation of the Auction Procedures.

          (j) "Auction Agency Agreement" shall mean the agreement between the Fund and the Auction Agent which provides, among other things, that the Auction Agent will follow the Auction Procedures for purposes of determining the Applicable Rate for the APS so long as the Applicable Rate for such APS is to be based on the results of an Auction.

          (k) "Auction Agent" shall mean the entity appointed as such by a resolution of the Board of Trustees in accordance with Section 7 of this Part I.

          (l) "Auction Date," with respect to any Rate Period, shall mean the Business Day next preceding the first day of such Rate Period; initially Wednesday, December 16, 1992 for the APS; and thereafter each fourth Wednesday for the APS, subject to change as set forth herein.

          (m) "Auction Procedures" shall mean the procedures for conducting Auctions set forth in Part II hereof.

          (n) "Board of Trustees" shall mean the Board of Trustees of the Fund or any duly authorized committee thereof.

          (o) "Business Day" shall mean a day on which the New York Stock Exchange is open for trading and which is neither a Saturday, Sunday nor any other day on which banks in The City of New York, New York, are authorized by law to close.

          (p) "Closing Transactions" means the termination of a futures contract or option position by taking an equal position opposite thereto in the same delivery month as such initial position being terminated.

          (q) "Commercial Paper Dealers" shall mean Goldman, Sachs Money Markets, L.P., Lehman Commercial Paper Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Smith Barney, Harris Upham & Co. or, in lieu of any thereof, their respective affiliates or successors, if such entity is a commercial paper dealer.

          (r) "Common Shares" shall mean the common shares of beneficial interest, par value $.01 per share, of the Fund.

          (s) "Cure Date" shall mean the APS Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be.

          (t) "Date of Original Issue," with respect to any APS, shall mean the date on which the Fund initially issued such APS.

          (u) "Deposit Securities" shall mean cash and portfolio securities rated at least A-1+ or SP-1+ by S&P, except that, for purposes of Section 3(a)(iii) of this Part I, such portfolio securities shall be considered "Deposit Securities" only if they are also rated P-1, MIG-1 or VMIG-1 by Moody's.

          (v) "Discounted Value" shall mean (i) with respect to an S&P Eligible Asset, the quotient of the Market Value thereof divided by the applicable S&P Discount Factor and (ii) with respect to a Moody's Eligible Asset, the quotient of the Market Value thereof divided by the applicable Moody's Discount Factor, provided that with respect to a Moody's Eligible Asset, Discounted Value shall not exceed the par value of such Asset at any time.

          (w) "Dividend Coverage Amount," as of any Valuation Date, shall mean, with respect to each of the APS, (i) the aggregate amount of dividends that will accumulate on such APS to (but not including) the first Dividend Payment Date for such share that follows such Valuation Date plus any liabilities that will become payable prior to or on such payment date, less (ii) the combined value of Deposit Securities irrevocably deposited for the payment of dividends on such APS and interest with respect to portfolio securities which is payable to the Fund prior to the Dividend Payment Date.

          (x) "Dividend Coverage Assets," as of any Valuation Date, shall mean, with respect to each of the APS, Deposit Securities with maturity or tender dates not later than the day preceding the first Dividend Payment Date for such share that follows such Valuation Date and having a value not less than the Dividend Coverage Amount with respect to such share.

          (y) "Dividend Payment Date," with respect to the APS, shall mean any date on which dividends on such APS are payable pursuant to the provisions of paragraph (b) of Section 2 of this Part I.

          (z) "Dividend Period," with respect to the APS, shall mean the period from and including the Date of Original Issue of such APS to but excluding the initial Dividend Payment Date for such APS and any period thereafter from and including one Dividend Payment Date for such APS to but excluding the next succeeding Dividend Payment Date for such APS.

          (ab) "Failure to Deposit," with respect to the APS, shall mean a failure by the Fund to pay to the Auction Agent, not later than 12:00 noon, New York City time, (A) on the Business Day next preceding any Dividend Payment Date for such APS, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any of the APS or (B) on the Business Day next preceding any redemption date in funds available on such redemption date for such APS in The City of New York, New York, the Redemption Price to be paid on such redemption date for any of the APS after notice of redemption is given pursuant to paragraph (b) of Section 3 of this Part I.

          (cd) "FHLMC" means the Federal Home Loan Mortgage Corporation or any successor thereto.

               (ef) "FHLMC Certificate" means a publicly issued mortgage participation certificate, the timely payment of interest on and the ultimate collection of which is guaranteed by FHLMC, and which evidences a proportional undivided interest in or participation interest in, specified pools of fixed-, variable- or adjustable-rate, fully amortizing, level pay mortgage loans with terms up to 30 years, secured by first liens on one to four family residences.

               (gh) "FNMA" means the Federal National Mortgage Association or any successor thereto.

               (ij) "FNMA Certificate" means a publicly issued mortgage pass-through certificate, the full and timely payment of principal of and interest on which is guaranteed by FNMA, and which evidences a proportional undivided interest in specified pools of fixed-, variable- or adjustable-rate, fully amortizing, level pay mortgage loans with terms up to 30 years, secured by first liens on one to four family residences.

               (kl) "Fund" shall mean Van Kampen Merritt Limited Term High Income Trust, a Massachusetts business trust, which is the issuer of the APS.

               (mn) "GNMA" means the Government National Mortgage Association or any successor thereto.

               (op) "GNMA Certificate" means a publicly issued fully modified pass-through certificate, the full and timely payment of principal of and interest on which is fully guaranteed by GNMA, and which evidences a proportional undivided interest in specified pools of fixed-, variable- or adjustable-rate, fully amortizing, level pay mortgage loans with terms up to 30 years, secured by first liens on one to four family residences.

               (qr) "Holder," with respect to any of the APS, shall mean the registered holder of such APS as the same appears on the share books of the Fund.

               (st) "Independent Accountant" shall mean a nationally recognized accountant, or firm of accountants, that is with respect to the Fund an independent public accountant or firm of independent public accoun-tants under the Securities Act of 1933, as amended from time to time.

               (uv) "Initial Dividend Period," with respect to any of the APS, shall mean the period from and including the Date of Original Issue thereof to but excluding the initial Dividend Payment Date which occurs in a month which contains the first scheduled Auction Date for such APS.

               (wx) "Interest Equivalent" means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

               (yz) "Initial Margin" means the amount of cash or securities deposited with a custodian for the benefit of a futures commission merchant as a good-faith deposit at the time of the initiation of a purchase or sale position with respect to a futures contract or a sale position with respect to an option position thereon.

               (aabb) "Market Value" of any asset of the Fund shall mean the market value thereof determined by the Pricing Service designated from time to time by the Board of Trustees. Market Value of any asset shall include any interest accrued thereon. The Pricing Service values portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available are valued at fair value as determined by the pricing service using methods which include consideration of yields or prices of portfolio bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The Pricing Service may employ electronic data processing techniques and/or a matrix system to determine valuations. In the event the Pricing Service is unable to value a security, the security shall be valued at the lower of two dealer bids obtained by the Fund from dealers who are members of the NASD and make a market in the security, at least one of which shall be in writing.

               (ccdd) "Mandatory Redemption Price" means $50,000 per share of APS plus an amount equal to accumu-lated but unpaid dividends thereon to the date fixed for redemption (whether or not earned or declared).

               (eeff) "Master Purchaser's Letter" has the meaning specified in
Section 1 of Part II hereof.

               (gghh) [RESERVED]

               (iijj) "Minimum Liquidity Level" shall have meaning set forth in
Section 10 of this Part I.

               (kkll) "Minimum Dividend Period" shall mean with respect to the APS, any Rate Period consisting of 28 Rate Period Days.

               (mmnn) "Moody's" shall mean Moody's Investors Service, Inc., a Delaware corporation, and its successors.

               (oopp) "Moody's Discount Factor" shall mean, for purposes of determining the Discounted Value of any Moody's Eligible Asset, the percentage determined by reference to the rating on such asset and the Moody's Exposure Period (currently 53 days) in accordance with the table set forth below:

                                   MOODY'S DISCOUNT FACTORS--DEBT SECURITIES
                                             RATING CATEGORY
                             ---------------------------------------------------
MATURITY OF COLLATERAL       AAA      AA      A      BAA      BA      B*    CAA
----------------------       ---     ----    ----   ----     ----    ----  -----

1 year....................   114%    119%    124%    130%    141%    151%   260%
2 years...................   121%    126%    132%    138%    149%    161%   260%
3 years...................   126%    132%    138%    144%    156%    168%   260%
4 years...................   132%    138%    145%    151%    163%    176%   260%
5 years...................   138%    144%    151%    157%    170%    184%   260%
7 years...................   147%    154%    161%    168%    182%    196%   260%
10 years..................   155%    163%    170%    177%    192%    207%   260%
15 years..................   162%    169%    177%    185%    200%    216%   260%
20 years..................   169%    177%    185%    194%    210%    226%   260%
30 years..................   171%    179%    187%    195%    211%    228%   260%


-------------------
* Senior debt securities of an issuer rated B3 shall be deemed to be Caa rated securities for purposes of determining the applicable Moody's Discount Factor.

          The Moody's Discount Factors for Moody's Eligible Asset that are preferred stocks are (a) 160% for Utility Preferred Stocks (as defined from time to time by Moody's and provided in writing to the Fund) and (b) 235% for Industrial/Financial Preferred Stocks (as defined from time to time by Moody's and provided in writing to the Fund). With respect to any Moody's Eligible Asset that is a fixed-income security other than a corporate debt obligation or a preferred stock, the Moody's Discount Factor with respect thereto will be the percentage provided in writing by Moody's.

          Notwithstanding the foregoing, (i) No Moody's Discount Factor will be applied to short-term portfolio securities so long as such portfolio securities are rated at least P-1 by Moody's and mature or have a demand feature at par exercisable within the Moody's Exposure Period and the Moody's Discount Factor for such portfolio securities will be 125% as long as such portfolio securities are rated at least A-1-/AA or SP-1+/AA by S&P and mature or have a demand feature at par exercisable within the Moody's Exposure Period and (ii) no Moody's Discount Factor will be applied to cash.

               (qqrr) "Moody's Eligible Asset" shall mean cash or any of the Fund's portfolio securities; provided that no portfolio security that is a debt security shall be deemed to be a Moody's Eligible Asset unless (1) such security is rated Caa or higher by Moody's; (2) the senior unsecured rating of the issuer's corporate bonds is higher than B3; (3) such security provides for the periodic payment of interest in cash in U.S. dollars; (4) such security does not provide for conversion or exchange into equity capital at any time over their lives; (5) the cash flow from the collateral must be controlled by the indenture trustee; (6) for debt securities rated Ba1 and below, no more than 10% of the original amount of such issue may constitute Moody's Eligible Assets; (7) for the purposes of Moody's hedging transactions which are cross hedges, FHLMC Certificates, FNMA Certificates and GNMA Certificates will constitute Moody's Eligible Assets (but shall not be included in the calculation of the APS Basic Maintenance Amount); and (8) such security has been registered under the Securities Act of 1933, as amended. Debt securities which are issued in connection with a reorganization under federal bankruptcy law shall not constitute Moody's Eligible

Assets. In addition, portfolio holdings and issue size must be within the following diversification and issue size requirements in order to be included within Moody's Eligible Assets:


ISSUER:
                                Non-Utility               Utility
                                Max. Single               Max. Single
Collateral Ratings(1)           Issuer (%)(2),(3)         Issuer (%)(2),(3)
---------------------           -----------------         -----------------

"aaa", Aaa                             100                      100
"aa", Aa                                20                       20
"a", A                                  10                       10
CS, "baa", Baa(4)                        6                        4
Ba                                       4                        4
B1-B2                                    3                        3
B3(Caa subordinate)                      2                        2

INDUSTRY:

                              Non-Utility              Utility
                              Max. Single              Max. Single
Collateral Ratings(1)         Industry (%)(3),(5)      Industry (%)(3),(5),(6)
---------------------         -------------------      -----------------------

"aaa", Aaa                            100                      100
"aa", Aa                               60                       60
"a", A                                 40                       50
CS, "baa", Baa(4)                      20                       50
Ba                                     12                       12
B1-B2                                   8                        8
B3(Caa subordinate)                     5                        5


STATE:

                                     Non-Utility              Utility
                                     Max. Single              Max. Single
Collateral Ratings(1)                State (%)(3)             State (%)(3)
---------------------                ------------             ------------

"aaa"                                      n/a                     100
"aa"                                       n/a                      20
"a"                                        n/a                      10
CS, "baa"(4)                               n/a                       7


ISSUE-SIZE:
----------

                                                     Minimum Issue Size
Collateral Ratings(1)                                 ($ in millions)
                                                     ------------------

"aaa", Aaa                                                        100
"aa", Aa                                                          100
"a", A                                                            100
CS, "baa", Baa(4)                                                 100
Ba                                                                 50(7)
B1-B2                                                              50(7)
B3(Caa subordinate)                                                50(7)



(1)    Refers to the senior debt rating of collateral.

(2) Companies subject to common ownership of 25% or more are considered as one name.

(3) Percentages represent a portion of the aggregate market value of the corporate portfolio.

(4) CS refers to common stock which is diversified independently from its rating level.

(5) Industries are determined according to Moody's Industry Classification (see Appendix A).

(6) In the case of utility common stock, utility preferred stock and utility bonds, the definition of industry refers to sub-industries (electric, water, hydro-power, gas, diversified). However, in the case that a portfolio of utility bonds is diversified according to sub-industries, it should also be diversified according to Moody's state diversification requirements for utility preferred stock. Investments in other sub-industries are eligible only to the extent that the combined sum represents a percentage portion of the Moody's Eligible Assets less than or equal to the percentage limits in the diversification tables above.

(7) Collateral bonds from issues ranging $50 million to $100 million are limited to 20% of the collateral pool.


          Portfolio securities that are preferred stocks will not be included in the calculation of Discounted Value of the Fund's portfolio unless (a) dividends on such preferred stock are cumulative, (b) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive, equity capital at any time over the respective lives of such securities, (c) the issuer of such a preferred stock has common stock listed on either the New York Stock Exchange or the American Stock Exchange, (d) the issuer of such a preferred stock has a senior debt rating from Moody's of Baa1 or higher or a preferred stock rating from Moody's of "baa3" or higher and (e) such preferred stock has paid consistent cash dividends in U.S. dollars over the last 3 years or has a minimum rating of "a1" (if the issuer of such preferred stock has other preferred issues outstanding that have been paying dividends consistently for the last three years, then a preferred stock without such a dividend history would also be eligible). In addition, the preferred stocks must have the following diversification requirements: (1) the preferred stock issue must be greater than $50 million and (2) the minimum holding by the Fund of each issue of preferred stock is $500,000 and the maximum holding of preferred stock of each issuer is $5 million. In addition, no preferred stocks issued by transportation companies will be considered as Moody's Eligible Assets.

          Where the Fund sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Moody's Eligible Asset and the amount the Fund is required to pay upon repurchase of such asset will count as a liability for the purposes of the APS Basic Maintenance Amount. Where the Fund purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Fund thereby will constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody's and such agreement has a term of 30 days or less; otherwise the Discounted Value of such asset will constitute a Moody's Eligible Asset. For the purposes of calculation of Moody's Eligible Assets, portfolio securities which have been called for redemption by the issuer thereof shall be valued at the lower of Market Value or the call price of such portfolio securities.

          Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset to the extent that it has been irrevocably deposited for the payment of (i)(A) through (i)(F) under the definition of APS Basic Maintenance Amount or it is subject to any material lien, mortgage, pledge, security interest or security agreement of any kind (collectively, "Liens"), except for (a) Liens which are being contested in good faith by appropriate proceedings and which Moody's has indicated to the Fund will not affect the status of such asset as a Moody's Eligible Asset, (b) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (c) Liens to secure payment for services rendered or cash advanced to the Fund by the Adviser, the Fund's Custodian, Transfer Agent, Registrar or the Auction Agent and (d) Liens by virtue of any repurchase agreement.

               (sstt) "Moody's Exposure Period" shall mean the period commencing on a given Valuation Date and ending 52 days thereafter.

               (uuvv) "Moody's Hedging Transactions" shall mean transactions in options on securities, futures contracts based on Treasury Bonds and options on such futures contracts.

               (wwxx) [RESERVED]

               (yyzz) "1940 Act" shall mean the Investment Company Act of 1940, as amended from time to time.

               (abc) "1940 Act APS Asset Coverage" shall mean asset coverage, as defined in Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Fund which are stock, including all outstanding APS (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common stock).

               (def) "1940 Act Cure Date," with respect to the failure by the Fund to maintain the 1940 Act APS Asset Coverage (as required by Section 8 of this Part I) as of the last Business Day of each month, shall mean the last Business Day of the following month.

               (ghi) "Non-call Period" shall have the meaning set forth below under "Specific Redemption Provisions."

               (jkl) "Notice of Redemption" shall mean any notice with respect to the redemption of the APS pursuant to Section 3 of this Part I.

               (mno) "Optional Redemption Price" shall mean (i) $50,000 per share of APS in the case of a six-month Dividend Period or a Special Dividend Period of less than 365 days or (ii) with respect to a Special Dividend Period of 365 days or more the Optional Redemption Price set forth in the Specific Redemption Provisions in connection therewith; in each case plus an amount equal to accumulated but unpaid dividends thereon to the date of redemption (whether or not earned or declared).

               (pqr) "Preferred Shares" shall mean the authorized preferred shares of beneficial interest, par value $.01 per share, of the Fund, and includes the APS.

               (stu) "Premium Call Period" shall have the meaning set forth below under "Specific Redemption Provisions."

               (vwx) "Pricing Service" means Van Kampen Merritt Investment Advisory Corp., acting pursuant to a Fund Pricing Agreement between the Fund and Van Kampen Merritt Investment Advisory Corp. and any successor pricing service approved in writing by Moody's (if Moody's is then rating the APS) and S&P (if S&P is then rating the APS).

               (yzaa) "Projected Dividend Amount" means, with respect to the APS, on any Valuation Date in the event the then current Dividend Period will end within 53 calendar days of such date, from and after the last day of such Dividend Period until 53 calendar days less the number of days remaining in the current Dividend Period at an Applicable Rate equal to the Maximum Rate for such Dividend Period multiplied by the larger of the factors (currently 304%) that the Fund has been informed by Moody's and S&P is applicable to the Projected Dividend Amount and designed to take into account increases in dividend rates over such period.

               (bbccdd) "Quarterly Valuation Date" shall mean the last Business Day of each fiscal quarter of the Fund in each fiscal year of the Fund, commencing March 31, 1993.

               (eeffgg) "Rate Period," with respect to any of the APS, shall mean the Initial Dividend Period thereof and any Subsequent Dividend Period, including any Special Dividend Period, for such APS.

               (hhiijj) "Rate Period Days," for any Rate Period, if such Rate Period is less than one year, shall mean the number of days (without giving effect to sub-paragraph (b)(ii) of Section 2 of this Part I) in such Rate Period.

               (kkllmm) [RESERVED]

               (nnoopp) "Redemption Price" shall mean the Optional Redemption Price or the Mandatory Redemption Price, as applicable.

               (qqrrss) [RESERVED]

               (ttuuvv) "S&P" shall mean Standard & Poor's Fund, a New York corporation, and its successors.

               (wwxxyy) "S&P Discount Factor" shall mean, for purposes of determining the Discounted Value of any S&P Eligible Asset that is a corporate debt security, the percentage determined by reference to the rating on such asset in accordance with the table set forth below:


Rating Category                    S&P Discount Factors--
---------------                   -------------------------
                                  Corporate Debt Securities
                                  -------------------------
      AAA                                   150%
       AA                                   155%
        A                                   160%
      BBB                                   165%
       BB                                   170%
        B                                   180%
        B-                                  190%
      CCC+                                  205%
      CCC                                   220%


          The S&P Discount Factors for S&P Eligible Assets that are preferred stocks are: (a) 240% for Sinking Fund Preferred Stock, Fixed Rate Perpetual Preferred Stock and Floating Rate Preferred Stock (as defined from time to time by S&P and provided to the Fund in writing) and (b) 400% for Adjustable Rate Preferred Stock (as defined from time to time by S&P and provided to the Fund in writing). The S&P Discount Factors for portfolio securities other than corporate debt securities and preferred stock will be the percentages provided in writing by S&P.

          Notwithstanding the foregoing, the S&P Discount Factor for short-term portfolio securities which are money market instruments and (a) which mature within 30 days or less will be 105%, (b) which mature between 31 and 90 days will be 110%, (c) which mature between 91 and 180 days will be 115%, (d) which mature between 181 and 270 days will be 120% and (e) which mature between 271 and 365 days will be 125%. (Money market instruments are defined as bankers acceptances, certificates of deposit, commercial paper, demand or time deposits, Eurodollar deposits, next-day federal funds and repurchase agreements, in each case issued by any institution which at the time of investment is a permitted bank where permitted bank means any bank, domestic or foreign, the commercial paper of which is rated "A-1+" by S&P. Eurodollar deposits are eligible money market instruments when issued by a permitted bank through its head office and/or any branch where the sovereign rating of the country (where the branch is located) is rated the same or higher than the issuing bank). The Discount Factor for Commercial Paper rated "A-1" by S&P is 160%, with diversification across a minimum of three issuers. The Discount Factor for Commercial paper rated "A-2" by S&P is 165%, with diversification across a minimum of five issuers. Commercial paper rated "A-1" and "A-2" may comprise no more than 20% of S&P Eligible Assets. No Discount Factor is applied to cash or Commercial Paper rated "A-1+" by S&P, provided such Commercial Paper matures in not more than 30 days and is held in lieu of cash until maturity. For portfolio securities which are debt securities issued by utilities, the Discount Factor is 180% for such securities rated "A" or better by S&P and 185% for such securities rated "BBB" or better by S&P, provided that (i) such debt securities are from original issues of at least $100 million with a remaining term to maturity of 30 years or less, (ii) such debt securities provide for periodic interest payments in cash over the security's life, (iii) total exposure in stocks and bonds of any one issuer with a "BBB" senior debt rating is limited to 5% of total assets, and total exposure in stocks and bonds of any one issuer with an "A" or better senior debt rating is limited to 10% of total assets, and (iv) 25% or less of the utility common stock and utility debt securi-ties may be rated "BBB-" or have debt with a "BBB-" senior implied rating.

               (zzaabbb) "S&P Eligible Assets" means cash or any of the Fund's portfolio securities which are corporate bonds, preferred stocks or money market instruments; provided that portfolio securities that are corporate debt securities will not be included in the calculation of the Discounted Value of the Fund's portfolio for purposes of S&P rating of the APS unless there exist publicly available financial statements for the issuer of such security and unless such security (a) is rated CCC or higher by S&P, (b) provides for the periodic payment of interest thereon in cash, (c) does not provide for conversion or exchange into equity capital at any time over their respective lives, (d) has been registered under the Securities Act of 1933, as amended,
(e) has not had notice given in respect thereof that any such corporate debt obligation is the subject of an offer by the issuer thereof of exchange or tender for cash, securities or any other type of consideration (except that corporate debt obligations in an amount not exceeding 10% of the value of the Fund's portfolio at any time shall not be subject to the provisions of this clause (e)) and (f) has a remaining term to maturity of less than 30 years. In addition, such portfolio debt securities must be within the following diversification requirements in order to be included in such calculation:

                                                                Maximum Percent
                                         Maximum Percent           of Value
                  Minimum Original          of Value            of Fund Assets
                  Issue Size of          of Fund Assets         Invested in any
                  Each Issue             Invested in any       One S&P Industry
S&P Rating(1)     ($ in million)        One Issuer(2),(3)      Category(2),(3)
-------------     ----------------      ------------------     -----------------

AAA ..........           $100                  10.0%                  50.0%
 AA ..........           $100                  10.0%                  33.3%
  A ..........           $100                  10.0%                  33.3%
BBB ..........           $100                   5.0%                  20.0%
 BB ..........           $100(4)                4.0%                  12.0%
  B ..........           $100(4)                3.0%                   8.0%
CCC(5)........           $100(4)                3.0%                   8.0%


-------------------

(1) Rating designations include (+) or (-) modifiers to the S&P rating where appropriate, except that corporate debt obligations rated CCC- may not be included in the calculations of the APS Basic Maintenance Amount.

(2) The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category. Industries are determined with respect to the current industry categories of S&P (See Appendix B).

(3) To the extent the relevant limitation is less restrictive than that set forth under the Fund's Investment Restrictions, under which investments in a single issuer are limited to 5% of the Fund's total assets and investments in a single industry are limited to 25% of the Fund's total assets, the more restrictive limitation shall apply. For the purposes of calculating the percentage limitations regarding issuer and industry concentrations the issuers and related industries of any preferred stocks in the Fund's portfolio are included.

(4) 20% of the aggregate value of all corporate debt obligations in these rating categories may be from issues with an original issue size of greater than or equal to $50 million and less than $100 million.

(5) Corporate debt obligations in this rating category are limited to 20% of assets constituting S&P Eligible Assets and must have implied senior debt ratings of B- or higher.

          Portfolio securities that are preferred stock will not be included in the calculation of Discounted Value of the Fund's portfolio for purposes of S&P's rating of the Preferred Shares unless (a) dividends on such preferred stock are cumulative, (b) such securities provide for the periodic payment of dividends thereon in cash and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive, equity capital at any time over the respective lives of such securities, (c) the issuer of such a preferred stock has common stock listed on either the New York Stock Exchange or the American Stock Exchange or, if such issuer is a special purpose corporation, the parent corporation of such issuer has its common stock listed on either such Exchange, (d) the issuer of such a preferred stock has a senior debt rating from S&P of BBB or higher or a preferred stock rating of BBB or higher (except that 25% of the value of the Fund's assets may be invested in preferred stocks rated BBB-) and (e) such preferred stock has paid consistent cash dividends over the last 3 years (new preferred stock issues without such a dividend history must have an S&P rating of A or higher). In addition, the preferred stocks must have the following diversification requirements: (1) the preferred stock issue must be greater than $50 million in size or the issuer of such stock must have issues of the same tenor exceeding $50 million and such issuer must have an aggregate market capitalization of $500 million; (2) the minimum holding by the Fund of each issue of preferred stock (except for floating rate preferred issues) is $500,000 and the maximum holding by the Fund of each issue of preferred stock is $5 million; (3) the maximum percent of the value of the Fund's assets which may be invested in any one issuer (A) with a senior debt S&P rating of BBB is 2.5% and (B) with a senior debt S&P rating of A or better is 5%; (4) the maximum percentage of value of the Fund's assets that may be invested in any one S&P industry category is 20% (except for the utility industry, as to which no such percentage limitation shall apply); and (5) the maximum percent of the value of the Fund's assets invested in adjustable rate preferred stocks is 10%. In addition, with respect to floating rate preferred stock issues, (i) the Fund may not purchase an issue with a dividend period greater than 49 days (except new issues, which may have an initial dividend period of up to 64 days) and (ii) no issue of floating rate preferred stock which has incurred a failed auction or remarketing may be purchased by the Fund or will constitute an S&P Eligible Asset.

               (cccdddeee) "S&P Exposure Period" shall mean the maximum period of time following a Valuation Date that the Fund has under this Certificate of Vote to cure any failure to maintain, as of such Valuation Date, the Discounted Value for its portfolio at least equal to the APS Basic Maintenance Amount (as described in paragraph (a) of Section 9 of this Part I).

               (fffggghhh) "S&P Hedging Transactions" means futures contracts on Treasury Bonds, put and call options on such contracts purchased by the Fund and covered call options and secured put options on portfolio securities written by the Fund.

               (iiijjjkkk) "Special Dividend Period," with respect to any of the APS, shall mean any Subsequent Dividend Period commencing on the date designated by the Fund in accordance with Section 4 of this Part I and ending on the last day of the last Dividend Period thereof, with such number of consecutive days or whole years as the Board of Trustees shall specify, including the terms of any Specific Redemption Provisions, if any.

               (lllmmmnnn) "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any federal estate tax or which can provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount.

               (ooopppqqq) "Specific Redemption Provisions" means, with respect to any Special Dividend Period of 365 or more days, either, or any combination of, (i) period (a "Non-Call Period") determined by the Board of Trustees, after consultation with the Broker-Dealers, during which the shares subject to such Special Dividend Period are not subject to redemption at the option of the Fund and (ii) a period (a "Premium Call Period"), consisting of a number of whole years and determined by the Board of Trustees, after consultation with the Broker-Dealers, during each year of which the shares subject to such Special Dividend Period shall be redeemable at the Fund's option at a price per share equal to $50,000 plus accumulated but unpaid dividends plus a premium expressed as a percentage of $50,000 as determined by the Board of Trustees after consultation with the Broker-Dealers; provided that during any Special Dividend Period of 365 or more days if on the date of determination of the Applicable Rate for such APS, such Applicable Rate equaled or exceeded the Treasury Rate, the Fund may redeem APS without regard to any Non-Call Period or Premium Call Period at the Mandatory Redemption Price.

               (rrrsssttt) "Subsequent Dividend Period," with respect to any of the APS, shall mean the period from and including the first day following the Initial Dividend Period thereof to but excluding the next Dividend Payment Date which follows a scheduled Auction for such APS and any period thereafter from and including one Dividend Payment Date which follows a scheduled Auction for such APS to but excluding the next succeeding Dividend Payment Date which follows a scheduled Auction for such APS; provided, however, that if any Subsequent Dividend Period is also a Special Dividend Period, such term shall mean the period commencing on the first day of such Special Dividend Period and ending on the last day of the last Dividend Period thereof.

               (uuuvvvwww) "Substitute Commercial Paper Dealer" shall mean The First Boston Company or Morgan Stanley & Co. Incorporated or their respective affiliates or successors, if such entity is a Commercial Paper Dealer; provided that none of such entities shall be a Commercial Paper Dealer.

               (xxxyyyzzz) "Substitute U.S. Government Securities Dealer" shall mean The First Boston Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated or their respective affiliates or successors, if such entity is a U.S. Government securities dealer; provided that none of such entities shall be a U.S. Government Securities Dealer.

               (aaaa) "Ten Year Average Yield" means the average yield to maturity for actively traded, marketable U.S. Treasury fixed-rate securities (adjusted to constant maturities of ten years).

               (bbbb) "Ten Year Constant Maturity Rate", on any date, means the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the Calendar Period with respect to such date), as published weekly by the Federal Reserve Board during the Calendar Period with respect to such date. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate with respect to such date shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Fund. In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate with respect to such date will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eight nor more than 12 years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Fund determines in good faith that for any reason the Auction Agent cannot determine the Ten Year Constant Maturity Rate with respect to such date as provided above in this paragraph, then the Ten Year Constant Maturity Rate with respect to such date will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than 12 years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Auction Agent by the U.S. Government Securities Dealers.

               (cccc) "Thirty Year Average Yield" means the average yield to maturity for actively traded, marketable U.S. Treasury fixed-interest-rate securities (adjusted to constant maturities of ten years).

               (dddd) "Thirty Year Constant Maturity Rate", on any date, means the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period with respect to such date. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate with respect to such date shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during such

Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Board or by any U.S. Government department or agency selected by the Fund. In the event that a per annum Thirty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate with respect to such date will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than 28 nor more than 30 years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Fund. In the event that the Fund determines in good faith that for any reason the Auction Agent cannot determine the Thirty Year Constant Maturity Rate with respect to such date as provided above in this paragraph, then the Thirty Year Constant Maturity Rate with respect to such date will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than 28 nor more than 30 years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Auction Agent by U.S. Government Securities Dealers.

               (eeee) "Treasury Bonds" shall mean United States Treasury Bonds backed by the full faith and credit of the United States government with remaining maturities of 10 years or more.

               (ffff) "Treasury Rate," on any date, shall mean the interest equivalent of the rate for direct obligations of the United States having a maturity which is equal to, or, if not equal to, next shorter than, 3 months, as published weekly by the Board of Governors of the Federal Reserve System in "Federal Reserve Statisti-cal Release H.15(519), Selected Interest Rates" or any successor publication, within five Business Days preceding such date. If such statistical release is not published or is otherwise not available, the Treasury Rate will be the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on the Business Day next preceding such date, of U.S. Government Securities Dealers furnished to the Auction Agent for the issue of direct obligations of the United States, in an aggregate principal amount of at least $1 million with a remaining maturity equal to, or next shorter than, 3 months, as the case may be. If any U.S. Government Securities Dealer does not quote a rate required to determine the Treasury Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate, such rate will be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers (if any) or any Substitute U.S. Government Securities Dealer or U.S. Government Securities Dealers ("Substitute U.S. Government Securities Dealers") selected by the Fund to provide such rate or rates not being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers, by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers; provided that, in the event the Company is unable to cause such quotations to be furnished to the Auction Agent by such sources, the Company may cause the Treasury Rate to be furnished to the Auction Agent by such alternative source or sources as the Company in good faith deems to be reliable. For purposes of this definition, "interest equivalent" means the equivalent yield on a 360-day basis of a discount basis security to an interest-bearing security.

               (gggg) "U.S. Government Securities Dealer" shall mean Goldman, Sachs & Co., Lehman Government Securities Incorporated, Smith Barney, Harris Upham & Co. and Morgan Guaranty Trust Company of New York or their respective affiliates or successors, if such entity is a U.S. Government securities dealer.

               (hhhh) "Valuation Date" shall mean, for purposes of determining whether the Fund is maintaining the APS Basic Maintenance Amount and the Minimum Liquidity Level, each Friday, or during any period in which the Fund shall have open positions in future contracts or open short positions in future contracts, each Business Day.

               (iiii) "Variation Margin" shall mean, in connection with outstanding purchase or sale positions in futures contracts and outstanding sales positions with respect to options thereon, the amount of cash and securities paid to and received from a futures commission merchant (subsequent to the Initial Margin payment) from time to time as the value of such position fluctuates.

               (jjjj) "Voting Period" shall have the meaning set forth in paragraph (b) of Section 5 of this Part I.


                                    PART II.

          1. Certain Definitions. Capitalized terms not defined in Section 1 of this Part II shall have the respective meaning specified in Part I hereof. As used in this Part II, the following terms shall have the following meanings, unless the context otherwise requires:

               (a) "Affiliate" shall mean any Person known to the Auction Agent to be controlled by, in control of or under common control with the Fund; provided that no Broker-Dealer controlled by, in control of or under common control with the Fund shall be deemed to be an Affiliate nor shall any fund or any Person controlled by, in control of or under common control with such fund one of the trustees or executive officers of which is also a trustee of the Fund be deemed to be an Affiliate solely because such trustee or executive officer is also a trustee of the Fund.

               (b) "Agent Member" shall mean a member of or participant in the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Master Purchaser's Letter.

               (c) "Applicable Percentage" for any of the APS on any Auction Date shall mean the percentage, determined as set forth below, based on the prevailing rating of such APS in effect at the close of business on the Business Day next preceding such Auction Date.

               Prevailing Rating                                      Percentage

               "aa3"/AA- or higher.....................................   150%
               "a3"/A-.................................................   200%
               "baa3"/BBB-.............................................   250%
               Below "baa3"/BBB-.......................................   300%

               For purposes of this definition, the "prevailing rating" of the APS shall be (i) "aa3"/AA- or higher if such APS have a rating of "aa3" or better by Moody's and AA- or better by S&P or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (ii) if not "aa3"/AA- or higher, then "a3"/A- if such APS have a rating of "a3" or better by Moody's and A- or better by S&P or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iii) if not "aa3"/AA- or higher or "a3"/A-, then "baa3"/BBB- if such APS have a rating of "baa3" or better by Moody's and BBB- or better by S&P or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below and (iv) if not "aa3"/AA- or higher, "a3"/A- or "baa3"/BBB-, then Below "baa3"/BBB-; provided, however, that if the APS are rated by only one rating agency, the prevailing rating will be determined without reference to the rating of any other rating agency. The Fund shall take all reasonable action necessary to enable either S&P or Moody's to provide a rating for the APS. If neither S&P nor Moody's shall make such a rating available, Goldman, Sachs & Co. or its successor as Broker-Dealer shall select a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended from time to time) to act as a substitute rating agency in respect of the APS and the Fund shall take all reasonable action to enable such rating agency or agencies to provide a rating for such APS.

               (d) "Available APS" shall have the meaning specified in paragraph
(a) of Section 4 of this Part II.

               (e) "Bid" and "Bids" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

               (f) "Bidder" and "Bidders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

               (g) "Broker-Dealer" shall mean any broker-dealer, commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer in this Part II, that is a member of, or a participant in, the Securities Depository or is an affiliate of such member or participant, has been selected by the Fund and has entered into a Broker-Dealer Agreement that remains effective.

               (h) "Broker-Dealer Agreement" shall mean an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this Part II.

               (i) "Existing Holder," when used with respect to the APS, shall mean a Person who has signed a Master Purchaser's Letter and is listed as the beneficial owner of such APS in the records of the Auction Agent.

               (j) "Hold Order" and "Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

               (k) "Master Purchaser's Letter" shall mean a letter, addressed to the Fund, the Auction Agent, a Broker-Dealer and an Agent Member in which a Person agrees, among other things, to offer to purchase, to purchase, to offer to sell and/or to sell APS as set forth in this Part II.

               (l) "Maximum Rate," for any of the APS on any Auction Date, shall mean the product of (i) the higher of (a) the "AA" Composite Commercial Paper Rate, (b) the Treasury Rate, (c) the Ten Year Constant Maturity Rate and (d) the Thirty Year Constant Maturity Rate on such Auction Date for the next Rate Period and (ii) the Applicable Percentage on such Auction Date.

               (m) "Order" and "Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

               (n) "Outstanding" shall mean, as of any Auction Date with respect to any of the APS, the number of APS theretofore issued by the Fund except, without duplication, (i) any APS theretofore cancelled or delivered to the Auction Agent for cancellation or redeemed by the Fund or as to which a notice of redemption shall have been given by the Fund, (ii) any APS as to which the Fund or any Affiliate thereof shall be an Existing Holder and (iii) any APS represented by any certificate in lieu of which a new certificate has been executed and delivered by the Fund.

               (o) "Person" shall mean and include an individual, a partnership, a fund, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

               (p) "Potential Holder," when used with respect to any of the APS, shall mean any Person, including any Existing Holder of such APS, (i) who shall have executed a Master Purchaser's Letter and (ii) who may be interested in acquiring such APS (or, in the case of an Existing Holder of APS, additional shares of such APS).

               (q) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Fund which agrees to follow the procedures required to be followed by such securities depository in connection with the APS.

               (r) "Sell Order" and "Sell Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

               (s) "Submission Deadline" shall mean 1:30 p.m., New York City time, on any Auction Date or such other time on any Auction Date by which Brokers-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

               (t) "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

               (u) "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

               (v) "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

               (w) "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

               (x) "Sufficient Clearing Bids" shall have the meaning specified in paragraph (a) of Section 4 of this Part II.

               (y) "Winning Bid Rate" shall have the meaning specified in paragraph (a) of Section 4 of this Part II.

          2. Orders by Existing Holders and Potential Holders. Prior to the Submission Deadline on each Auction Date:

                    (i) each Existing Holder of APS subject to an Auction on such Auction Date may submit to a Broker-Dealer by telephone or otherwise information as to:

                    (A) the number of Outstanding shares, if any, of such APS held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for such APS for the next succeeding Rate Period of such APS;

                    (B) the number of Outstanding shares, if any, of such APS which such Existing Holder offers to sell if the Applicable Rate for such APS for the next succeeding Rate Period of such APS shall be less than the rate per annum specified by such Existing Holder; and/or

                    (C) the number of Outstanding shares, if any, of such APS held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for such APS for the next succeeding Rate Period of such APS;

and

                    (ii) one or more Broker-Dealers, using lists of Potential Holders, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Holders (by telephone or otherwise), including Persons that are not Existing Holders, on such lists to determine the number of APS, if any, which each such Potential Holder offers to purchase if the Applicable Rate for such APS for the next succeeding Rate Period of such APS shall not be less than the rate per annum specified by such Potential Holder.

For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (i)(A), (i)(B), (i)(C) or (ii) of this paragraph (a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this paragraph (a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this paragraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

               (b) (i) A bid by an Existing Holder of any of the APS subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                    (A) the number of Outstanding APS specified in such Bid if the Applicable Rate for such APS determined on such Auction Date shall be less than the rate specified therein:

                    (B) such number or a lesser number of Outstanding APS to be determined as set forth in clause (iv) of paragraph (a) of Section 5 of this Part II if the Applicable Rate for such APS determined on such Auction Date shall be equal to the rate specified therein; or

                    (C) the number of Outstanding APS specified in such Bid if the rate specified therein shall be higher than the Maximum Rate for such APS, or such number or a lesser number of Outstanding APS to be determined as set forth in clause (iii) of paragraph (b) of Section 5 of this Part II if the rate specified therein shall be higher than the Maximum Rate for such APS and Sufficient Clearing Bids for such APS do not exist.

                    (ii) A Sell Order by an Existing Holder of APS subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                    (A) the number of Outstanding APS specified in such Sell Order; or

                    (B) such number or a lesser number of Outstanding APS as set forth in clause (iii) of paragraph (b) of Section 5 of this Part II if Sufficient Clearing Bids for such APS do not exist.

                    (iii) A Bid by a Potential Holder of shares of APS subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

                    (A) the number of Outstanding APS specified in such Bid if the Applicable Rate for such APS determined on such Auction Date shall be higher than the rate specified therein; or

                    (B) such number or a lesser number of Outstanding APS as set forth in clause (v) of paragraph (a) of Section 5 of this Part II if the Applicable Rate for such

     APS determined on such Auction Date shall be equal to the rate specified therein.

               (c) No Order for any number of APS other than whole shares shall be valid.

          3.   Submission of Orders by Broker-Dealers to Auction Agent.
(a) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for the APS subject to an Auction on such Auction Date obtained by such Broker-Dealer and shall specify with respect to each Order for such shares:

                    (i) the name of the Bidder placing such Order;

                    (ii) the aggregate number of APS that are the subject of such Order;

                    (iii) to the extent that such Bidder is an Existing Holder of APS:

                    (A) the number of APS, if any, subject to any Hold Order placed by such Existing Holder;

                    (B) the number of APS, if any, subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

                    (C) the number of APS, if any, subject to any Sell Order placed by such Existing Holder; and

                    (iv) to the extent such Bidder is a Potential Holder of APS, the rate and number of APS specified in such Potential Holder's Bid.

               (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

               (c) In connection with a Rate Period of less than 90 days, if an Order or Orders covering all of the Outstanding APS held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding APS held by such Existing Holder and not subject to Orders submitted to the Auction Agent. In connection with a Rate Period of 90 days or more, if an Order or Orders covering all of the Outstanding APS held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Sell Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding APS held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

               (d) If any Existing Holder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the number of Outstanding APS subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

                    (i) all Hold Orders for APS shall be considered valid, but only up to and including in the aggregate the number of Outstanding APS held by such Existing Holder, and if the number of APS subject to such Hold Orders exceeds the number of Outstanding APS held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding APS held by such Existing Holder;

                    (ii) (A) any Bid for APS shall be considered valid up to and including the excess of the number of Outstanding APS held by such Existing Holder over the number of APS subject to any Hold Orders referred to in clause
(i) above;

                    (B) subject to subclause (A), if more than one Bid for such APS with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding APS subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of APS subject to each Bid with the same rate shall be reduced pro rata to cover the number of APS equal to such excess;

                    (C) subject to subclauses (A) and (B), if more than one Bid for APS with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

                    (D) in any such event, the number, if any, of such Outstanding APS subject to any portion of Bids considered not valid in whole or in part under the clause (ii) shall be treated as the subject of a Bid for such APS by a Potential Holder at the rate therein specified; and

                    (iii) all Sell Orders for APS shall be considered valid up to and including the excess of the number of Outstanding APS held by such Existing Holder over the sum of the APS subject to valid Hold Orders referred to in clause (i) above and valid Bids by such Existing Holder referred to in clause
(ii) above.

                    (e) If more than one Bid for one or more APS is submitted on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and number of shares therein specified.

                    (f) An Order submitted by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date shall be irrevocable.

          4. Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate. Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Sub-mitted Orders" and shall for the APS for which an Auction is being held determine:

                    (i) the excess of the number of Outstanding APS over the number of Outstanding APS subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available APS");

                    (ii) from the Submitted Orders for such APS whether:

                    (A) the number of Outstanding APS subject to Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Rate for such APS exceeds or is equal to the sum of

                    (B) the number of Outstanding APS subject to Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Rate for such APS; and

                    (C) the number of Outstanding APS subject to Submitted Sell Orders

(in the event such excess or such equality exists (other than because the number of APS in subclauses (B) and (C) above is zero because all of the Outstanding APS are subject to Submitted Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

                    (iii) if Sufficient Clearing Bids for the APS exist, the lowest rate specified in such Submitted Bids (the "Winning Bid Rate") which if:

                    (A) (I) each such Submitted Bid from Existing Holders specifying such lowest rate and (II) all other such Submitted Bids from Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the APS that are subject to such Submitted Bids; and

                    (B) (I) each such Submitted Bid from Potential Holders specifying such lowest rate and (II) all other such Submitted Bids from Potential Holders specifying lower rates were accepted;

would result in such Existing Holders described in subclause (A) above continuing to hold an aggregate number of Outstanding APS which, when added to the number of Outstanding APS to be purchased by such Potential Holders described in subclause (B) above, would equal not less than the Available APS.

               (b) Promptly after the Auction Agent has made the determinations pursuant to paragraph (a) of this Section 4, the Auction Agent shall advise the Fund of the Maximum Rate for the APS for which an Auction is being held on the Auction Date and, based on such determination, the Applicable Rate for such APS for the next succeeding Rate Period thereof as follows:

                    (i) if Sufficient Clearing Bids for such APS exist, that the Applicable Rate for such APS for the next succeeding Rate Period thereof shall be equal to the Winning Bid Rate for such APS to determined;

                    (ii) if Sufficient Clearing Bids for such APS do not exist (other than because all of the Outstanding shares of such APS are subject to Submitted Hold Orders), that the Applicable Rate for such APS for the next succeeding Rate Period, which shall be a Minimum Dividend Period, thereof shall be equal to the Maximum Rate for such APS; or

                    (iii) if all of the Outstanding APS are subject to Submitted Hold Orders, that the Applicable Rate for such APS for the next succeeding Rate Period thereof shall be equal to (A) the "AA" Composite Commercial Paper Rate on such Auction Date for such Rate Period, if such Rate Period is less than one year or (B) the Treasury Rate on such Auction Date for such Rate Period, if such Rate Period is one year or greater.

          5. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Existing Holders shall continue to hold the APS that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to paragraph (a) of Section 4 of this Part II, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

               (a) If Sufficient Clearing Bids for any of the APS have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs (d) and (e) of this Section 5, Submitted Bids shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for such APS shall be rejected:

                    (i) Existing Holders' Submitted Bids for the APS specifying any rate that is higher than the Winning Bid Rate for such APS shall be accepted, thus requiring each such Existing Holder to sell the APS subject to such Submitted Bids;

                    (ii) Existing Holders' Submitted Bids for the APS specifying any rate that is lower than the Winning Bid Rate for such APS shall be rejected, thus entitling each such Existing Holder to continue to hold the APS subject to such Submitted Bids;

                    (iii) Potential Holders' Submitted Bids for the APS specifying any rate that is lower than the Winning Bid Rate shall be accepted;

                    (iv) each Existing Holder's Submitted Bid for the APS specifying a rate that is equal to the Winning Bid Rate for the APS shall be rejected, thus entitling such Existing Holder to continue to hold the APS subject to such Submitted Bid, unless the number of Outstanding APS subject to all such Submitted Bids shall be greater than the number of APS ("remaining shares") in the excess of the Available APS over the number of the APS subject to Submitted Bids described in clauses (ii) and (iii) of this paragraph (a), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold the APS subject to such Submitted Bid, but only in an amount equal to the number of APS obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Outstanding APS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding APS subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate for such APS; and

                    (v) each Potential Holder's Submitted Bid for the APS specifying a rate that is equal to the Winning Bid Rate for such APS shall be accepted but only in an amount equal to the number of APS obtained by multiplying the number of shares in the excess of the Available APS over the number of the APS subject to Submitted Bids described in clauses (ii) through
(iv) of this paragraph (a) by a fraction, the numerator of which shall be the number of Outstanding APS subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding APS subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate for such APS; and

               (b) If Sufficient Clearing Bids for any of the APS have not been made (other than because all of the Outstanding APS are subject to Submitted Hold Orders), subject to the provisions of paragraph (d) of this Section 5, Submitted Orders for such APS shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for such APS shall be rejected:

                    (i) Existing Holders' Submitted Bids for the APS specifying any rate that is equal to or lower than the Maximum Rate for such APS shall be rejected, thus entitling such Existing Holders to continue to hold the APS subject to such Submitted Bids;

                    (ii) Potential Holders' Submitted Bids for the APS specifying any rate that is equal to or lower than the Maximum Rate for such APS shall be accepted; and

                    (iii) Each Existing Holder's Submitted Bid for the APS specifying any rate that is higher than the Maximum Rate of such APS and the Submitted Sell Orders for the APS of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted any such Submitted Bid or Submitted Sell Order to sell the APS subject to such Submitted Bid or

Submitted Sell Order, but in both cases only in an amount equal to the number of APS obtained by multiplying the number of APS subject to Submitted Bids described in clause (ii) of this paragraph (b) by a fraction, the numerator of which shall be the number of Outstanding APS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding APS subject to all such Submitted Bids and Submitted Sell Orders.

               (c) If all of the Outstanding APS are subject to Submitted Hold Orders, all Submitted Bids for such APS shall be rejected.

               (d) If, as a result of the procedures described in clause (iv) or
(v) of paragraph (a) or clause (iii) of paragraph (b) of this Section 5, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of APS on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of APS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of APS so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of APS.

               (e) If, as a result of the procedures described in clause (v) of paragraph (a) of this Section 5, any Potential Holder would be entitled or required to purchase less than a whole share of APS on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate shares of such APS for purchase among Potential Holders so that only whole shares of such APS are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing the APS on such Auction Date.

               (f) Based on the results of each Auction for the APS, the Auction Agent shall determine the aggregate number of APS to be purchased and the aggregate number of APS to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-

Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers of APS such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers of APS such Broker-Dealer shall receive, as the case may be, shares of APS.

          6.   [RESERVED]

          7. Miscellaneous. (a) To the extent permitted by applicable law, the Board of Trustees may interpret or adjust the provisions of this Certificate of Vote to resolve any inconsistency or ambiguity or to remedy any formal defect, and may amend this Certificate of Vote with respect to the APS prior to the issuance of such APS.

               (b) An Existing Holder may sell, transfer or otherwise dispose of the APS only in whole shares and only pursuant to a Bid or Sell Order in accordance with the procedures described in this Part II or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Master Purchaser's Letter to the Auction Agent; provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer.

               (c) All of the APS outstanding from time to time shall be represented by one global certificate registered in the name of the Securities Depository or its nominee.

               (d) Neither the Fund nor any affiliate thereof may submit an Order in any Auction, except that any Broker-Dealer that is an affiliate of the Fund may submit Orders in an Auction, but only if such Orders are not for its own account.

                                   APPENDIX A
                         MOODY'S INDUSTRY CLASSIFICATION


          1. Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, Ammunition

          2. Automobile: Automotive Equipment, Auto Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers

          3. Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables

          4. Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Distributors, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil

          5. Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products
(Building-related Only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development

          6. Chemicals, Plastics and Rubber: Chemicals (Non-Agriculture), Industrial Gases, Sulphur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating

          7. Containers, Packaging and Glass: Glass, Fiberglass, Containers made of: Glass, Metal, Paper, Plastic, Wood or Fiberglass

          8. Personal and Non-Durable Consumer Products (Manufacturing Only):
Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies

          9. Diversified/Conglomerate Manufacturing

          10. Diversified/Conglomerate Service




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          11. Diversified Natural Resources, Precious Metals and Minerals:
Fabricating, Distribution, Mining and Sales

          12. Ecological: Pollution Control, Waste Removal, Waste Treatment, Waste Disposal

          13. Electronics: Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service Communication Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology

          14. Finance: Investment Brokerage, Leasing, Syndication, Securities

          15. Farming and Agriculture: Livestock, Grains, Produce; Agricultural Chemicals, Agricultural Equipment, Fertilizers

          16. Grocery: Grocery Stores, Convenience Food Stores

          17. Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment

          18. Home and Office Furnishings, Housewares, and Durable Consumer
Products: Carpets, Floor Coverings, Furniture, Cooking, Ranges

          19. Hotels, Motels, Inns and Gaming

          20. Insurance: Life, Property and Casualty, Broker, Agent, Surety

          21. Leisure, Amusement, Motion Pictures, Entertainment: Boating, Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (Camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production Theaters, Motion Picture Distribution

          22. Machinery (Non-Agriculture, Non-Construction, Non-Electronic); Industrial, Machine Tools, Steam Generators



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

          23. Mining, Steel, Iron and Non-Precious Metals: Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales

          24. Oil and Gas: Crude Producer, Retailer, Well Supply, Services and Drilling

          25. Personal, Food and Miscellaneous Services

          26. Printing, Publishing and Broadcasting: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks, Radio, TV, Cable, Broadcasting Equipment

          27. Cargo Transport: Rail, Shipping, Railroads, Rail-car Builders, Ship Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport

          28. Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail Order Catalog, Showroom

          29. Telecommunications: Local, Long Distance, Independent, Telephone, Telegraph, Satellite, Equipment, Research, Cellular

          30. Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes

          31. Personal Transportation: Air, Bus, Rail, Car Rental

          32. Utilities: Electric, Water, Hydro Power, Gas, Diversified

          33. Soveriegns: Semi-sovereigns, Canadian Provinces, Supra-national Agencies



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
                                   APPENDIX B

                          S&P INDUSTRY CLASSIFICATIONS

AEROSPACE AND DEFENSE                                 FOOD SERVICE
     Aircraft manufacturer/components                      Food service/restaurant
     Arms and ammunition                                   Vending
AIR TRANSPORT                                         FOREIGN CORPORATIONS
AUTOMOTIVE                                            FOREIGN GOVERNMENTS OR PROVINCES
     Manufacturers                                    FOREST PRODUCTS
     Parts and equipment                                   Building materials
     Tire and rubber                                       Paper products and containers
BEVERAGE AND TOBACCO                                  HEALTHCARE
BROADCAST RADIO AND TELEVISION                             Medical equipment/supply
BROKERAGES/SECURITIES DEALERS/                             Hospital management
     INVESTMENT HOUSES                                HOME FURNISHINGS
BUILDING AND DEVELOPMENT                                   Appliances
     Builders                                              Furniture/fixtures
     Land development/real estate                          Housewares
     Mobile homes                                     HOTELS/MOTELS/INNS & CASINOS
     Real Estate Investment Trusts                    INDUSTRIAL EQUIPMENT
BUSINESS EQUIPMENT AND SERVICES                            Machinery
     Graphic arts                                          Manufacturing/Industrial
     Office equipment/computers                            Specialty instruments
     Data processing service bureaus                    INSURANCE
     Computer software                                  LEISURE
CABLE TELEVISION                                           Leisure goods
CHEMICALS/PLASTICS                                         Leisure activities/motion pictures
     Coatings/paints/varnishes                        NONFERROUS METALS/MINERALS
CLOTHING/TEXTILES                                          Aluminum producers
CONGLOMERATES                                              Other metal/mineral producers
CONTAINERS AND GLASS PRODUCTS                              Mining (incl. coal)
COSMETICS/TOILETRIES                                  OIL AND GAS
DRUGS                                                      Producers/refiners
ECOLOGICAL SERVICES AND EQUIPMENT                          Gas pipelines
     Waste disposal services and equipment            PUBLISHING
ELECTRONICS/ELECTRIC                                  RAIL INDUSTRIES
     Equipment                                             Railroads
     Components                                            Rail equipment
EQUIPMENT LEASING                                     RETAILERS (OTHER THAN FOOD/DRUG)
     Auto leasing/rentals                             STEEL
     Equipment leasing                                SUPRANATIONAL AGENCIES
     Data processing equipment                        SURFACE TRANSPORT
     service/leasing                                       Shipping/shipbuilding
FARMING/AGRICULTURE                                        Trucking
     Agricultural products and equipment              TELECOMMUNICATIONS/CELLULAR
     Fertilizers                                           COMMUNICATIONS

FINANCIAL INTERMEDIARIES                              UTILITIES
     Banking                                               Electric
     Finance companies                                     Local gas
FOOD/DRUG RETAILERS                                                Water




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

          IN WITNESS WHEREOF, the undersigned has caused this Certificate of Vote to be executed as of November 12, 1992.


                                                  /s/ Weston B. Wetherell
                                                  ------------------------------
                                                  Weston B. Wetherell
                                                  Assistant Secretary



State of Illinois    )
                     )    ss
County of Cook       )

          Then personally appeared before me Weston B. Wetherell, who acknowledged the foregoing instrument to be his free act and deed and the free act and deed in his capacity as Assistant Secretary of Van Kampen Merritt Limited Term High Income Trust.

                                                  Before me,


                                                  /s/ Sue Ann Beardsley
                                                  ------------------------------
                                                  Notary Public

My commission expires: May 25, 1994
                                                  ----------




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